UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Strata Critical Medical, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRATA CRITICAL
MEDICAL SOLUTIONS + LOGISTICS

2026

PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING

MEDICAL TEAM

666 Third Avenue, 25th Floor
New York, NY 10017
917-781-3190
April 14, 2026
Dear Fellow Stockholder:
On behalf of the Board of Directors and management of Strata Critical Medical, Inc. (formerly known as Blade Air Mobility, Inc.), we cordially invite you to attend our annual meeting of stockholders on Thursday, May 28, 2026 at 9:00 a.m. (Eastern Time). The 2026 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2026 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SRTA2026. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.
We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the internet, by mail or through our live webcast of the Annual Meeting, as described beginning on page i of the proxy statement.
We encourage you to vote your shares as promptly as possible, regardless of whether you plan to attend the 2026 Annual Meeting. Submitting your proxy in advance of the 2026 Annual Meeting will ensure that your shares are represented and voted at the 2026 Annual Meeting in accordance with your instructions.
Thank you for your continued support of Strata Critical Medical, Inc.

Sincerely yours,

William A. Heyburn	Melissa M. Tomkiel
Co-Chief Executive Officer and Chief Financial Officer	Co-Chief Executive Officer and General Counsel

Notice of 2026 Annual Meeting of Stockholders

May 28, 2026
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/SRTA2026
You can attend the 2026 Annual Meeting online through our live webcast, vote your shares electronically and submit your questions during the 2026 Annual Meeting, by visiting www.virtualshareholdermeeting.com/SRTA2026. You will need to have the 16-digit number included on your notice or your proxy card (if you received a printed copy of the proxy materials) to join the 2026 Annual Meeting.
AGENDA:
1.
To elect the two Class II directors named in our Proxy Statement to hold office until the annual meeting of stockholders for the calendar year ended December 31, 2028 (the “2029 Annual Meeting”) and until their respective successors have been duly elected and qualified;

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	To consider an advisory vote on the compensation of our named executive officers (“Say-on-Pay” vote); and
4.	To transact any other business properly introduced at the 2026 Annual Meeting.
Only stockholders of record as of March 31, 2026 will be entitled to attend and vote at the 2026 Annual Meeting and any adjournments or postponements thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2026 Annual Meeting for a period of 10 days prior to the 2026 Annual Meeting by contacting our Investor Relations department at investors@srta.com and during the 2026 Annual Meeting at www.virtualshareholdermeeting.com/SRTA2026.
Please note that if you held common stock on March 31, 2026 in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
We hope that you can attend the 2026 Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the 2026 Annual Meeting in accordance with your instructions.
We are pleased to furnish proxy materials to our stockholders on the internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
April 14, 2026
By Order of the Board of Directors

Melissa M. Tomkiel
Co-Chief Executive Officer, General Counsel and Corporate Secretary
This Proxy Statement and accompanying proxy card are first being made available on or about April 14, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available electronically at https://ir.stratacritical.com/sec-filings/all-sec-filings
References in this Proxy Statement to “Strata,” “the Company,” “we,” “us” or “our” refer to Strata Critical Medical, Inc. (f/k/a Blade Air Mobility, Inc.) and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our board of directors. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “Annual Report”), including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Summary Information for the Annual Meeting of Stockholders to be held on May 28, 2026
This Proxy Statement (this “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board”) of Strata Critical Medical, Inc. in connection with our annual meeting of stockholders for the calendar year ended December 31, 2025 (the “Annual Meeting” or the “2026 Annual Meeting”). As used herein, the terms “Strata,” the “Company,” “we,” “us,” or “our” refer to Strata Critical Medical, Inc. (f/k/a Blade Air Mobility, Inc.) and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.
The Company was a special purpose acquisition company called Experience Investment Corp. (“EIC”) prior to the closing of the merger (the “EIC Merger”) of privately held Blade Urban Air Mobility, Inc. (“OldCo”) with and into a subsidiary of EIC, resulting in OldCo becoming a wholly owned subsidiary of EIC on May 7, 2021, and EIC changed its name to Blade Air Mobility, Inc.
To assist you in reviewing the proposals to be voted upon at our 2026 Annual Meeting, we have summarized important information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Stockholders of record as of March 31, 2026 may cast their votes in any of the following ways:

Internet	Phone	Mail	Via webcast during the Annual Meeting
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1 800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to Broadridge Financial Solutions c/o Vote Processing: 51 Mercedes Way, Edgewood NY 11717.	Visit www.virtualshareholder meeting.com/SRTA2026. You will need the 16-digit number included in your proxy card, voter instruction form or notice. Online access begins at 8:45 a.m. (Eastern Time).

Voting Matters and Board Recommendation

Proposal	Board Vote Recommendation
Elect Class II Directors (page 2)	FOR each Director
Ratify the Appointment of Independent Registered Public Accounting Firm for 2026 (page 16)	FOR
Advisory Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay” Vote) (page 20)	FOR

i

Board Nominees
The following table provides summary information about each director nominee.

Name	Director since	Class	Principal Occupation	Committee Membership
				CC(1)	AC(2)	NCGC(3)
William A. Heyburn	2025	II	Co-Chief Executive Officer and Chief Financial Officer of the Company
Andrew Lauck	2023	II	Managing Partner and Co-Founder at Maple Park Capital Partners

(1)	CC
Compensation Committee
(2)	AC
Audit Committee
(3)	NCGC
Nominating and Corporate Governance Committee

ii

iii

ABOUT STRATA
Strata is a time-critical logistics and medical services provider to the U.S. healthcare industry. We operate one of the nation’s largest air transport and surgical services networks for transplant hospitals and organ procurement organizations (“OPOs”), offering an integrated “one call” solution for donor organ recovery.
Strata’s core services include air and ground logistics, organ placement, surgical organ recovery, normothermic regional perfusion and preservation for the transplant industry, as well as perfusion staffing and equipment solutions for cardiovascular surgery centers, offered under the Trinity Medical Solutions (“Trinity”) and Keystone Perfusion Services (“Keystone”) brands.
Strata’s mission is to increase the number of organs that are successfully transplanted while leveraging the Company’s expertise and resources to provide other medical and logistics services to a broader customer base. Strata’s goals are closely aligned with those of all participants in the transplant ecosystem, including transplant centers, regulators, OPOs and other service providers. We believe that, by working with Strata, industry participants can save money, save more lives and operate more efficiently.
Strata operates across two operating segments: Logistics and Clinical, offering a variety of logistics and clinical services related to organ transplant and the broader healthcare industry. All of Strata’s services are provided to transplant centers, OPOs, hospitals or other businesses that pay the Company directly.
Logistics Segment: Our Logistics segment is marketed under the Trinity brand name and includes the following:
•
Air Logistics – Air transportation of human organs for transplant as well as related staff, equipment, blood samples, and tissue samples. Service is typically provided on fixed wing aircraft operating specifically for each individual organ. Strata also offers on-board couriers for commercial flights and “next flight out” shipping coordination.

•	Ground Logistics – Ground transportation of human organs for transplant as well as related staff, equipment, blood samples and tissue samples.
•	Organ Placement – Administrative services related to the acceptance of potential donor organs for recipients and support coordinating the transplant process.
Clinical Segment: Our Clinical segment is marketed under the Keystone brand name and includes the following:
•	Transplant Clinical
○	Organ Recovery – Surgical procurement of donor organs.
○	Normothermic Regional Perfusion (“NRP”) – In situ perfusion of donor organs with oxygenated blood to improve clinical outcomes and enable functional assessment prior to recovery.
○	Preservation – Operation of devices utilized to preserve organs prior to being transplanted into a recipient.
•	Other Clinical
○	Cardiac Care – Cardiac perfusion, blood management & autotransfusion and disposables. Services are typically provided under contract with hospitals to support open-heart surgery procedures.
○	Other – Extracorporeal Membrane Oxygenation (ECMO) services, perfusion temporary staffing and equipment rental offered to healthcare providers.
In August 2025, the Company, previously known as Blade Air Mobility, Inc., sold its passenger business to Joby Aero, Inc. (the “Joby Buyer”), a subsidiary of Joby Aviation, Inc. (“Joby Aviation”) and rebranded as Strata, with its ticker symbol changing from “BLDE” to “SRTA”.

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PROPOSAL 1: ELECT CLASS II DIRECTORS
Our business and affairs are managed under the direction of our Board. Our Board currently consists of nine directors.
Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of our Board will be elected each year.
Mr. Eric Affeldt will not be standing for re-election at the 2026 Annual Meeting, and Ms. Susan Lyne has submitted a letter of resignation from the Board and each of its committees effective as of the 2026 Annual Meeting. We thank them for their service to the Company.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Mr. Heyburn and Mr. Lauck to serve for a term expiring at the Annual Meeting of Stockholders for the calendar year ending December 31, 2028 (the “2029 Annual Meeting”) and until their successors are duly elected and qualified. If re-elected, the independent members of the Board intend to appoint Mr. Lauck to serve as Lead Independent Director, succeeding Mr. Affeldt, effective immediately following the 2026 Annual Meeting.
Unless otherwise specified in this Proxy Statement, the shares voted pursuant thereto will be cast for each of Mr. Heyburn and Mr. Lauck. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our Board. Our Board, however, has no reason to believe that any of the nominees will be unable to serve as a director.
The following biographical information is furnished as to each nominee for election as a director and each of our directors who will continue serving on the Board after the 2026 Annual Meeting. References to service on our Board prior to May 7, 2021 refer to service on the board of directors of EIC. Following the 2026 Annual Meeting, assuming the election of the nominees and the effectiveness of the resignation described above, the Board is expected to consist of seven directors.
Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2029 Annual Meeting:

William A. Heyburn, 37, has served as the Company’s Co-Chief Executive Officer and Chief Financial Officer and as one of our directors since August 2025. Prior to that, he served as the Company’s Chief Financial Officer and Head of Corporate Development from May 2021 to August 2025, as OldCo’s Chief Financial Officer from December 2020 through May 2021, and as OldCo’s Head of Corporate Development from May 2018 through May 2021. From 2015 to April 2018, Mr. Heyburn served in various capacities at RedBird Capital Partners LP (“RedBird”), a private investment firm, most recently as Vice President. Prior to joining RedBird, Mr. Heyburn was a member of the U.S. Credit Investment Team at Oak Hill Advisors, L.P., a global alternative investment firm, from 2013 to 2015. Prior to joining Oak Hill, Mr. Heyburn was a member of the investment banking group at Moelis & Company, an independent investment bank, focused on restructuring transactions, from 2011 to 2013. Mr. Heyburn has an A.B. from Harvard University. We believe that Mr. Heyburn is qualified to serve as one of our directors based on his executive leadership experience as Co-Chief Executive Officer and Chief Financial Officer of the Company, and his deep knowledge of the Company’s business, capital structure and strategic opportunities.

2

Andrew C. Lauck, 40, has served as one of our directors since March 2023. Mr. Lauck served as an observer on our Board from December 2022 to March 2023. Since December 2024, Mr. Lauck has been Co-Founder and Managing Partner of Maple Park Capital Partners (“MPC”), a private investment firm. Prior to co-founding MPC, Mr. Lauck served as Partner at RedBird from December 2019 to December 2024, where he was also a Principal from December 2016 to December 2019 and a Vice President from July 2014 to December 2016. At RedBird, Mr. Lauck led the firm’s consumer investment business and was responsible for the firm’s investments in the Company, Go Rentals, AeroCenters, Jet Linx, BETA Technologies, Equipment Share, Main Event Entertainment and RedBird QSR. Prior to joining RedBird, Mr. Lauck served as Vice President of BDT & Company LLC, a private merchant bank, from December 2013 to July 2014 and as an Associate from August 2011 to December 2013. Mr. Lauck was an Associate at Flexpoint Ford, LLC, a private equity investment firm, from July 2010 to August 2011 and an Analyst at Goldman Sachs, a NYSE-listed American multinational investment bank and financial services company, from July 2007 to June 2010. Mr. Lauck serves as Chairman of the Board of Directors of Vogel Alcove, a non-profit organization on a mission to help young children overcome the lasting and traumatic effects of homelessness, a Trustee at Good Shepherd Episcopal School of Dallas, and a Board Member and Member of the Audit Committee of the Cotton Bowl Athletic Association. Mr. Lauck has a B.S. in Finance and International Business, with distinction and honors, from Indiana University, and is an FAA licensed, instrument-rated pilot. We believe Mr. Lauck is qualified to serve as one of our directors based on his extensive investment and management experience in the aviation, finance and consumer products industries.

Members of the Board of Directors Continuing in Office for a Term Expiring at the Annual Meeting of Stockholders for the Calendar Year Ending December 31, 2026 (the “2027 Annual Meeting”):

Melissa M. Tomkiel, 45, has served as the Company’s Co-Chief Executive Officer and General Counsel and as one of our directors since August 2025. Prior to that, she served as the Company’s President and General Counsel from May 2021 to August 2025, as OldCo’s President from January 2021 to May 2021, and as OldCo’s General Counsel from February 2015 to May 2021. Ms. Tomkiel also served as OldCo’s President, Fixed Wing from 2015 to 2020. From 2010 to 2015, Ms. Tomkiel served as President of LIMA NY Corp., a commuter air carrier operating amphibious seaplanes and rotorcraft. From 2006 to 2010, Ms. Tomkiel was an attorney at Pryor Cashman LLP, a U.S. law firm. Ms. Tomkiel has a J.D. from St. John’s University School of Law and a B.A. from the University of Notre Dame. We believe that Ms. Tomkiel is qualified to serve as one of our directors based on her role as Co-Chief Executive Officer and General Counsel of the Company, her experience overseeing the Company’s medical logistics and aviation operations, her legal expertise, and her deep knowledge of the Company’s business, strategy and regulatory environment.

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Robert S. Wiesenthal, 59, has served as the Company’s Non-Executive Chairman since August 2025. He served as the Company’s Chief Executive Officer from May 2021 to August 2025, and OldCo’s Chief Executive Officer from July 2015 to May 2021. Since the August 2025 sale of our passenger business, Mr. Wiesenthal has continued to serve as the Chief Executive Officer of Blade Urban Air Mobility, LLC. Mr. Wiesenthal has served as one of our directors since May 2021, and as a member of OldCo’s Board of Directors from June 2014 to May 2021. From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America. Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment. Mr. Wiesenthal currently serves on the Board of Directors of TripAdvisor Inc., a Nasdaq-listed online travel company, and previously served on the Board of Directors of Starz, a Nasdaq-listed global media and entertainment company. Mr. Wiesenthal has a B.A. from the University of Rochester. We believe that Mr. Wiesenthal is qualified to serve as Non-Executive Chairman of our Board due to his extensive knowledge as founder of our Company, his prior experience as Chief Executive Officer of the Company, his demonstrated track record in strategy, operations, and corporate governance, and his deep knowledge of finance, capital markets, and scaling highly regulated businesses.

Members of the Board of Directors Continuing in Office for a Term Expiring at the Annual Meeting of Stockholders for the Calendar Year Ending December 31, 2027 (the “2028 Annual Meeting”):

William L. Cook, III, 52, has served as one of our directors since December 2025. Mr. Cook has served as the President and Chief Executive Officer of Vail Health, a nonprofit community health care system, since January 2019. Prior to joining Vail Health, Mr. Cook served as UCHealth’s President and Chief Executive Officer of University of Colorado Hospital from 2015 to 2018. In that role, Mr. Cook led major facility development projects, including two hospitals in northern and southern Denver. Earlier in his career, Mr. Cook held senior leadership positions at University of Pittsburgh Medical Center (UPMC), including Vice President of Transplant and Ambulatory Care at UPMC Presbyterian Shadyside Hospital, and held a variety of roles at Johns Hopkins Health System in Baltimore. Mr. Cook received a Master of Health Administration (MHA) from Washington University School of Medicine and a B.A. in Business Administration from Texas A&M University. He also completed a two-year fellowship in Health Care Administration at Johns Hopkins Health System. We believe Mr. Cook is qualified to serve on our Board based on his extensive leadership experience in hospital and health system management, his deep knowledge of the organ transplant and broader healthcare ecosystem, and his track record of overseeing complex clinical and facility growth initiatives.

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Reginald L. Love, 42, has served as one of our directors since September 2021. Mr. Love has served as a Senior Advisor at Apollo Global Management, a private global alternative investment management firm, since February 2020. Mr. Love previously served as Partner at RON Transatlantic EG, an international financial holding company with interests in the financial services, logistics, energy, industrial and beer sectors in the United States, Latin America and Europe, from 2012 to February 2020. Prior to joining RON Transatlantic EG, Mr. Love served at the White House as personal aide to President Barack Obama from 2009 to 2011, where he was responsible for assisting with the coordination and completion of the President’s daily schedule as well as coordinating with other White House offices to set up long and medium range planning. Mr. Love has an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Political Science and Public Policy from Duke University. Mr. Love also serves on the boards of Cox Media Group, a private American media conglomerate, and the National Summer Learning Association, an American non-profit organization focused on education. We believe Mr. Love is qualified to serve as one of our directors based on his extensive leadership, investment, government affairs, legislative, public policy and international business experience.

Edward M. Philip, 59, has served as one of our directors since September 2019. Mr. Philip was the Chief Operating Officer of Partners in Health, a global non-profit healthcare organization, responsible for overseeing the operations of the Partners in Health projects globally including in countries such as Liberia, Sierra Leone, Rwanda and Haiti, from 2013 to 2017. Previously he served as Special Partner of Highland Consumer Fund, a consumer-oriented investment fund which he founded, from 2013 to 2017 and as Managing General Partner from 2006 to 2013. Mr. Philip was one of the founding members of the internet search company Lycos, Inc. During his time with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, Mr. Philip spent time as the Vice President of Finance for The Walt Disney Company and also previously spent a number of years in investment banking. He currently serves on the Board of Directors of United Airlines Holdings Inc., a Nasdaq-listed airline, since 2016, and BRP Inc., a publicly traded Canadian recreational vehicle manufacturer, since 2005. From 2002 to 2023, Mr. Philip served on the Board of Directors of Hasbro, Inc., a Nasdaq-listed toy and entertainment company. Mr. Philip has an M.B.A. from Harvard Business School and a B.S. in Economics and Mathematics from Vanderbilt University. We believe Mr. Philip is qualified to serve as one of our directors based on his extensive public company Board service as well as his extensive experience in the travel, leisure and recreation industries.

There are no family relationships among any of our directors or executive officers.
Board Skills and Experience Matrix
The Board is committed to maintaining a balanced mix of skills, experiences and diverse perspectives that support the Company’s long-term strategy, risk profile and effective oversight. Because the Company operates in a complex and evolving environment, the Board regularly evaluates its composition to ensure it has the right capabilities to oversee our strategic priorities, key risks and long-term value creation.

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The matrix below summarizes certain core skills and areas of experience that the Board has identified as most relevant to the Company’s business. A mark in the matrix indicates that the Board has determined that a director possesses meaningful knowledge or expertise in that area. The matrix is intended as a summary and does not capture all of the qualifications or contributions of any director, and the absence of a mark for a particular skill does not mean that a director lacks that attribute.

Areas of Expertise	Cook	Heyburn	Lauck	Love	Philip	Tomkiel	Wiesenthal
Executive/C-Suite Experience	✔	✔	✔		✔	✔	✔
Board Leadership and Governance	✔		✔	✔	✔		✔
Financial Literacy	✔	✔	✔	✔	✔	✔	✔
Government and Public Policy Experience	✔			✔	✔
Hospital and Health Systems, Organ Transplant Systems	✔	✔				✔
Legal, Compliance and Regulatory Experience	✔	✔	✔	✔	✔	✔	✔
Marketing, Sales, & Business Development Experience		✔	✔	✔	✔	✔	✔
Risk Management Experience	✔	✔	✔		✔	✔	✔

Required Vote
Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominees who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the two nominees receiving the highest number of votes at the 2026 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.
Recommendation
The Board recommends that stockholders vote “FOR” all of the nominees.

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CORPORATE GOVERNANCE
Board of Directors
Composition of the Board
The business and affairs of Strata are managed under the direction of the Board. We have a classified Board, with members of each class serving staggered three-year terms. Our Board currently consists of three directors in Class I (Mr. Cook, Mr. Love and Mr. Philip), three directors in Class II (Mr. Affeldt, Mr. Heyburn and Mr. Lauck), and three directors in Class III (Ms. Lyne, Ms. Tomkiel and Mr. Wiesenthal).
The Class II directors are up for election at our 2026 Annual Meeting, the Class III directors will next be up for election at our 2027 Annual Meeting, and the Class I directors will next be up for election at our 2028 Annual Meeting. As described above, Mr. Affeldt is not standing for re-election and Ms. Lyne will retire from the Board and each of its committees at the conclusion of the Annual Meeting. Following the Annual Meeting, assuming the election of the nominees named above, the Board expects to consist of seven directors, with three directors in Class I, two directors in Class II, and two directors in Class III.
Director Nomination Criteria
In accordance with Company’s Certificate of Incorporation, except as otherwise provided in the Investor Rights Agreement described below, the Board is responsible for appointing directors to the Board, either to fill a vacancy or as an addition to the existing Board.
In considering director candidates, the Board and the Nominating and Corporate Governance Committee consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, dedication to the Company’s mission, the ability to exercise sound business judgment and the commitment to represent the interests of the Company’s stockholders.
Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company, the long-term interests of stockholders, and any applicable contractual obligations of the Company. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee intend to review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board and the Nominating and Corporate Governance Committee also intend to determine whether the nominee will be independent for Nasdaq purposes and their qualifications for committee service. From time to time, the Board or the Nominating and Corporate Governance Committee may change the criteria for membership of the Board to maximize the opportunity to achieve success.
Director Nomination Rights
Investor Rights Agreement
We are party to an Investor Rights Agreement with Experience Sponsor LLC (the “Sponsor”) and certain stockholders of OldCo, including our Non-Executive Chairman, Robert Wiesenthal, and other executive officers of Strata. Pursuant to the Investor Rights Agreement, the Board will nominate a number of individuals designated by the Sponsor for election as its directors at any meeting of its stockholders (each a “Sponsor Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of Blade will be equal to: (a) if the Sponsor (or its permitted transferees) continues to beneficially

7

own at least 50% of the shares of our common stock beneficially owned by the Sponsor at the closing of the EIC Merger, two-sevenths of the total number of directors, rounding up to the nearest whole number, and (b) if the Sponsor (or its permitted transferees) continues to beneficially own at least 25% (but less than 50%) of the shares of our common stock beneficially owned by the Sponsor at the closing of the EIC Merger, one-seventh of the total number of directors, rounding up to the nearest whole number. Once the Sponsor’s ownership falls below an applicable ownership threshold, any then-serving Sponsor Directors in excess of the number of Sponsor Directors that the Sponsor is then entitled to designate shall promptly tender his or her resignation for the consideration of the Board. We have also agreed to take all actions (to the extent such actions are not prohibited by applicable law and within our control) to cause our Chief Executive Officer to serve as a director of the Board.
As of April 14, 2026, the Sponsor had the right to designate three Sponsor Directors. Mr. Affeldt and Mr. Philip are currently serving as Sponsor Directors and the Sponsor waived its right to appoint a third Sponsor Director.
Transition Agreement
In August 2025, in connection with the sale of the passenger business, we entered into a Transition and Transaction Bonus Agreement (the “Transition Agreement”) with Mr. Wiesenthal. Pursuant to the terms of the Transition Agreement, Mr. Wiesenthal was appointed as our Non-Executive Chairman and will continue to serve as a member of the Board and as its Non-Executive Chairman until he voluntarily resigns or is removed from such positions in accordance with the Company’s governance documents and applicable law. The Transition Agreement further provides that if at any time his beneficial ownership of our common stock drops below 5%, the Board may request that he tender his resignation as Non-Executive Chairman and if his beneficial ownership drops below 5% at any time prior to February 28, 2027 (the 18-month anniversary of the sale of the passenger business), the Board may request that Mr. Wiesenthal tender his resignation as a member of the Board.
Stockholder Recommendations of Director Candidates
Stockholders who would like to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must send notice to Strata Critical Medical, Inc., Attn: General Counsel, 666 Third Avenue, 25th Floor, New York, New York 10017, by registered, certified or express mail, and provide us with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of the stock ownership of the person recommending such candidate. The Nominating and Corporate Governance Committee or its Chairperson will then consider the recommended director candidate in accordance with the same criteria applied to other director candidates, including those described in our corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee, each of which is available on our investor relations website.
Director Independence and Independence Determinations
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Based on information provided by each director concerning his or her background, relationship with the Company and its management, employment and affiliations, including family relationships and associations with significant stockholders, the Board has determined that each of Eric Affeldt, Will Cook, Andrew Lauck, Reginald Love, Susan Lyne, and Edward Philip is an independent director under the Nasdaq listing rules and qualify as independent directors of the Company. In addition, the Board has determined that each of John Borthwick and Kenneth Lerer was an independent director during their service in 2025 until each resigned on August 29, 2025. In making these determinations, the Board considered the current and prior relationships that each non-employee director has and will have with

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Strata and all other facts and circumstances that the Board deems relevant in determining independence. Mr. Heyburn and Ms. Tomkiel were determined not to be independent due to their service as our Co-Chief Executive Officers, and Mr. Wiesenthal was determined not to be independent due to his prior service as our Chief Executive Officer.
In addition, the Board has determined that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee who served on such committee at any time during the last year satisfied all applicable independence requirements for service on that committee under the Nasdaq listing rules, including the independence requirements for compensation committee members set forth in Nasdaq Rule 5605(d), and, in the case of the Audit Committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board Leadership Structure
In August 2025, as part of the consideration and approval of the sale of the passenger business and approval of our CEO succession plan, the Board elected our former CEO, Robert Wiesenthal, to serve as Non-Executive Chairman. At the same time, the Board designated the Company’s former Chairman, Mr. Affeldt, as the Lead Independent Director. The Board believes that having Mr. Wiesenthal serving in the role of Non-Executive Chairman for a period of time following the CEO transition would help to ensure a smooth transition for the Co-Chief Executive Officers, Mr. Heyburn and Ms. Tomkiel, into their new roles and would provide continuity for stockholders and employees. In addition, due to his long period of leadership of the Company, the Board believes that Mr. Wiesenthal’s role as Non-Executive Chairman will provide our independent directors with greater insight into the needs of the business. Pursuant to the terms of the Transition Agreement, Mr. Wiesenthal will continue to serve as our Board’s Non-Executive Chairman until he voluntarily resigns or is removed; provided that the Board may request his resignation as Non-Executive Chairman if at any time his beneficial ownership drops below 5% of outstanding shares of our common stock.
The Board has appointed Mr. Lauck, an independent director, to serve as Lead Independent Director, effective immediately following the 2026 Annual Meeting and assuming his election at the annual meeting. Mr. Lauck will succeed Mr. Affeldt, who is not standing for re-election.
Currently, our leadership structure separates the offices of the Co-Chief Executive Officers and Chairman of the Board. We believe this is appropriate as it provides our Co-Chief Executive Officers, Mr. Heyburn and Ms. Tomkiel, with the ability to focus on our day-to-day operations while allowing our Non-Executive Chairman, Mr. Wiesenthal, to lead our Board in its fundamental role of providing advice to and oversight of management.
It is Strata’s policy that the positions of Chief Executive Officer and Chairman of the Board be held by different persons. The Board recognizes, however, that there may be circumstances that arise in the future that would lead the Board to combine these offices. If the Chairman is not an “independent member” of the Board, then the independent members of the Board will elect one of their number to serve as lead independent director. An “independent member” of the Board for these purposes is a member of the Board who is an independent director under the Nasdaq listing rules and has never served as an officer of the Company (except on an interim basis).
The Board is confident that the duties and responsibilities allocated to the Lead Independent Director, together with its other corporate governance practices and strong independent board, provides appropriate and effective independent oversight of management.
Overview of Lead Independent Director Responsibilities
The Lead Independent Director’s responsibilities outlined in our Corporate Governance Guidelines include the following:
•	jointly with the Chairman, call, establish agendas for, and preside over, Board meetings, and provide strategic oversight to the Board;

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•	act as chairperson for, and preside over, meetings of the stockholders of the Company;
•	call executive session meetings of the independent directors, establish the agenda for, and preside over, such meetings;
•	preside over any portions of meetings of the Board at which the independence of the directors or performance of the non-independent Chairman or independent directors is presented or discussed;
•	serve as a liaison for stockholders who wish direct communications with the Board or its independent directors; and;
•	consistent with the principles set forth in the Corporate Governance Guidelines, establish Board protocols to handle any conflicts of interest involving another member of the Board.
In addition to the responsibilities outlined above, the Lead Independent Director also:
•	with the Chairman, determines who attends Board meetings, such as members of management or outside advisors, and presenters;
•	has one-on-one discussions with each independent director, including as part of the Board’s annual evaluation process; and
•	serves as a liaison between the Co-CEOs, the Chairman and the independent directors.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting, financial, and cybersecurity practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit, human resources, information technology, and cybersecurity functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management and the Audit Committee receives regular updates from our Chief Financial Officer and other members of senior management regarding our continuous improvement projects related to cybersecurity.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that describe the principles and practices that our Board will follow in carrying out its responsibilities. These guidelines cover a number of areas including the role, responsibilities, size, and composition of the Board, director selection criteria, independence of directors, selection of Chairman of the Board and Chief Executive Officer, director compensation, change in present job responsibility, director orientation and continuing education, lead director, term limits, Board meetings, Board committees, expectations of directors, management succession planning, evaluation of Board performance, and executive sessions. A copy of our corporate governance guidelines is available on our investor relations website at ir.stratacritical.com.
Board Evaluation
Our Nominating and Corporate Governance Committee is responsible for conducting and overseeing annual self-assessments of the Board as a whole and its committees. These assessments include an evaluation of the Board’s and each committee’s contribution and effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and management believe that the performance of the Board and its committees can improve, and overall Board composition and makeup. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.

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Board and Committee Meetings and Attendance
During 2025, there were four meetings of the Board, four meetings of the Audit Committee, four meetings of the Compensation Committee, and four meetings of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which they served during the period they served in 2025.
Although we do not have a formal policy regarding attendance by Board members at annual general meetings of stockholders, we encourage our directors to attend such meetings. Six of our directors then serving on the Board attended our annual meeting of stockholders in 2025.
Executive Sessions
Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate. The Lead Independent Director, or in his absence a director designated by the independent directors, presides at the executive sessions.
Board Committees
Our Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may from time to time establish other committees. Our Co-Chief Executive Officers and other executive officers will regularly report to the non-employee directors and the Audit, Compensation, and Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Charters for each of these committees, as well as our corporate governance guidelines, are available on the Company’s investor relations website at ir.stratacritical.com.
The following table provides membership and meeting information for fiscal year ended December 31, 2025 for each of the standing committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance
Eric Affeldt		X	X
Will Cook(1)		X	X
Andrew Lauck(2)	X*
Reginald Love			X*
Susan Lyne	X	X*
Edward Philip(3)	X	X
John Borthwick(4)
Kenneth Lerer(5)
Total Meetings in 2025	4	4	4

*	Committee Chairperson
(1)	Mr. Cook joined the Compensation Committee and Nominating and Corporate Governance Committee upon his appointment to the Board on December 3, 2025.
(2)	Mr. Lauck became Chairman of the Audit Committee on August 1, 2025.
(3)	Mr. Philip served as Chairman of the Audit Committee from the start of 2025 until August 1, 2025, and thereafter served as a member of the Audit Committee.
(4)
Mr. Borthwick served on the Compensation Committee from May 6, 2025, the date of the Company’s 2025 Annual Meeting, until he resigned from the Board on August 29, 2025, and he served on the Nominating and Corporate Governance Committee from the start of 2025 until his resignation on August 29, 2025.

(5)	Mr. Lerer served on the Compensation Committee from the start of 2025 until he resigned from the Board on August 29, 2025.

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Audit Committee
The purpose of the Audit Committee is to assist our Board in discharging its responsibilities relating to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual reports;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies, including cybersecurity risks;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Our Audit Committee currently consists of Mr. Lauck, who serves as the Chairman, Mr. Philip and Ms. Lyne. As previously disclosed, Ms. Lyne has submitted a letter of resignation from the Board and each of its committees (including the Audit Committee) effective as of the 2026 Annual Meeting. Following the 2026 Annual Meeting, the Board expects that Mr. Love will join the Audit Committee and that Mr. Philip will serve as the Chairman of the Audit Committee.
The Board has determined that each member of the Audit Committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. Our Board has determined that Mr. Lauck and Mr. Philip each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the Nasdaq listing standards. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
Compensation Committee
The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Co-Chief Executive Officers, evaluating the performance of our Co-Chief Executive Officers in light of these goals and objectives and setting, or recommending to the Board, the compensation of our Co-Chief Executive Officers;

•	reviewing and setting, or recommending to the Board, the compensation of the Company’s other executive officers;

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•	making recommendations to the Board regarding the compensation of directors;
•
reviewing and approving, or recommending to the Board, the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers;

•	reviewing and approving, or recommending to our Board, incentive compensation and equity plans; and
•	appointing and overseeing any compensation consultants, including assessing the independence of and whether there are any conflicts of interest with any compensation consultant.
Our Compensation Committee currently consists of Ms. Lyne, who serves as the Chairperson, Mr. Affeldt, Mr. Cook and Mr. Philip. As described above, Mr. Affeldt is not standing for re-election at the Annual Meeting, and Ms. Lyne will resign from the Board and each of its committees (including the Compensation Committee) effective as of the 2026 Annual Meeting. Following the 2026 Annual Meeting, the Board expects that Mr. Lauck will join the Compensation Committee and that Mr. Cook will serve as the Chairman of the Compensation Committee.
The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 under the Exchange Act, and satisfies the Nasdaq independence requirements. Additional information about the Compensation Committee’s responsibilities, processes, and procedures can be found in the Executive Compensation section of this Proxy Statement.
Nominating and Corporate Governance Committee
The purpose of the Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to:
•	identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
•
reviewing the qualifications of incumbent directors to determine whether to recommend them for re-election and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
•	reviewing and recommending to the Board applicable corporate governance principles;
•	overseeing the evaluation of the Board and management;
•	reviewing with the Co-Chief Executive Officers plans for management succession and making recommendations to the Board with respect to management succession planning; and
•	handling such other matters that are specifically delegated to the committee by the Board from time to time.
Our Nominating and Corporate Governance Committee currently consists of Mr. Love, who serves as the Chairman, Mr. Affeldt and Mr. Cook. As described above, Mr. Affeldt is not standing for re-election at the 2026 Annual Meeting. Following the 2026 Annual Meeting, the Board expects that Mr. Lauck will join the Nominating and Corporate Governance Committee. The Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the Nasdaq independence requirements.

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Succession Planning
Our Nominating and Corporate Governance Committee is responsible for periodically reviewing the Company’s succession plans for the role of Chief Executive Officer and other key executive officers with our Co-Chief Executive Officers and making recommendations to our Board with respect to the selection of appropriate individuals to succeed to these positions.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers, employees and consultants. A copy of our Code of Business Conduct and Ethics is available on our investor relations website at ir.stratacritical.com. We intend to disclose any amendments to, or waivers of, our Code of Business Conduct and Ethics for executive officers and directors on our investor relations website to the extent required by Securities and Exchange Commission (“SEC”) or Nasdaq rules.
Communications with Our Board
Stockholders and other interested parties may write to our Board, the Chairman, any of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to our independent directors as a group at Strata Critical Medical, Inc., Attn: General Counsel, 666 Third Avenue, 25th Floor, New York, New York 10017. The Board will consider stockholder questions and comments to be important and will endeavor to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.
Our Board has developed a process to assist with managing inquiries and communications. The General Counsel will review and compile any stockholder communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Submission of Stockholder Proposals and Board Nominees
If you would like to include a proposal for stockholder consideration in our 2027 proxy statement or bring business before our 2027 Annual Meeting, you must send notice to Strata Critical Medical, Inc., Attn: General Counsel, 666 Third Avenue, 25th Floor, New York, New York 10017, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
Stockholder Proposals for Inclusion in the 2027 Proxy Statement
Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials to be distributed in connection with our 2027 Annual Meeting must submit their proposals in accordance with that rule so that they are received by the General Counsel at the address set forth above no later than the close of business on December 15, 2026. If the date of our 2027 Annual Meeting is more than 30 days before or after May 28, 2027, then the deadline to timely receive such materials shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

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Other Stockholder Proposals or Nominations for Presentation at the 2027 Annual Meeting
If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our bylaws dealing with stockholder proposals and director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no earlier than close of business on January 28, 2027 and no later than close of business on February 27, 2027, unless our 2027 Annual Meeting of Stockholders is to be held more than 30 days before, or more than 70 days after, May 28, 2027, in which case the stockholder’s notice must be delivered not earlier than the 120th day prior to such 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to such 2027 Annual Meeting or the 10th day after public announcement of the date of such 2027 Annual Meeting is first made. In the event that the number of directors to be elected at the 2027 Annual Meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 17, 2027, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our bylaws, which are filed as an exhibit to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. To comply with SEC Rule 14a-19 under the Exchange Act, the universal proxy rule, if a stockholder intends to solicit proxies in support of any director nominees other than those nominated by our Board, then, in addition to the information requirements set forth in our bylaws, such stockholder must provide written notice to our Secretary that sets forth all the information required by SEC Rule 14a-19(b). Such notice must be postmarked or transmitted electronically to the Company at the address set forth above no later than March 29, 2027. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this “Other Stockholder Proposals or Nominations for Presentation at the 2027 Annual Meeting” section to the Nominating and Corporate Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance Committee’s decision. The information contained on or accessible through our corporate websites is not part of or incorporated by reference into this Proxy Statement.

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PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 20, 2026, the Audit Committee of our Board appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. During our 2025 fiscal year, Deloitte served as our independent accountant and reported on our consolidated financial statements for that year.
The Board and the members of the Audit Committee believe that the retention of Deloitte as the Company’s independent auditor for the fiscal year ending December 31, 2026 is in the best interests of the Company and its stockholders.
We expect that representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of Deloitte is being submitted for ratification at the 2026 Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Deloitte’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate Deloitte’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.
Required Vote
Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2026 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “General Information about the Annual Meeting and Frequency Asked Questions—Voting Instructions and Information—What happens if I do not vote? What is the effect of broker non-votes?’’
Recommendation
The Board recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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AUDIT AND OTHER FEES
The following table sets forth the aggregate fees incurred for Deloitte, our independent registered accounting firm, for the fiscal years ended December 31, 2025 and December 31, 2024, respectively. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described below the table.

	FY 2025	FY 2024
Audit Fees	$1,333,663	$829,786
Audit-Related Fees	$223,375	—
Tax Fees	—	$34,125
All Other Fees	$232,982	—
Total	$1,790,020	$863,911

Audit fees. Consist of fees incurred for professional services rendered for the audit of the consolidated financial statements for 2025 and 2024 and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.
Audit-related fees. Consist of fees incurred for assurance and related services rendered in connection with the Company’s acquisition of Keystone and the sale of the passenger business during the fiscal year ended December 31, 2025, including additional audit scope required as a result of such transactions. No audit-related fees were incurred in the fiscal year ended December 31, 2024.
Tax fees. Consist of fees incurred for tax-related services by Deloitte for the fiscal year ended December 31, 2024. These fees primarily related to tax advisory and compliance services. No such fees were incurred in the fiscal year ended December 31, 2025.
All other fees. Consist of fees incurred for due diligence and related accounting advisory services rendered in connection with the Company’s acquisition of Keystone during the fiscal year ended December 31, 2025. No such fees were incurred in the fiscal year ended December 31, 2024.
Audit Committee Pre-Approval Process
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of Strata’s independent registered public accounting firm. The Audit Committee is also responsible for approving all audit and non-audit services provided by the independent auditor prior to the commencement of services. In the fiscal years ended December 31, 2025 and December 31, 2024, the Audit Committee approved all services provided by Deloitte through direct Audit Committee approval rather than through a formal written pre-approval policy. All services described in the table above were pre-approved by the Audit Committee in accordance with this process. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of Deloitte.
To the extent the Audit Committee adopts a formal written policy for the pre-approval of audit or non-audit services by its independent auditor for future periods, Strata will disclose such policies and procedures as required.

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AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for the Company’s financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility to establish and maintain a system of internal control over financial reporting, for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of its financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue reports thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025 with the Company’s management and its independent registered public accounting firm. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such accounting firm’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent registered public accounting firm that firm’s independence and considered whether any “non-audit” services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Audit Committee

Andrew Lauck
Susan Lyne
Edward Philip
Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filings.

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EXECUTIVE OFFICERS
Summary biographies of our executive officers as of April 14, 2026, other than Mr. Heyburn and Ms. Tomkiel, are provided below. Information on Mr. Heyburn and Ms. Tomkiel can be found under “Proposal 1: Elect Class II Directors.” All of our executive officers serve at the discretion of our Board.

Amir M. Cohen, 49, has served as Strata’s Chief Accounting and Integration Officer since May 2021. From 2008 to April 2021, Mr. Cohen served in various capacities at WPP, a multinational communications holding company, most recently as Senior Vice President of Finance. Prior to joining WPP, Mr. Cohen was a Manager at PwC LLP in New York from 2006 to 2008. Mr. Cohen is a Certified Public Accountant and has an M.B.A from New York University and a B.A. in Economics and Accounting from the Hebrew University of Jerusalem.

Louis R. Verdetto, 42, has served as Chief Executive Officer of Strata’s Clinical Services business since September 2025. From 2013 to September 2025, Mr. Verdetto served as the Founder and Chief Executive Officer of Keystone. Prior to founding Keystone, Mr. Verdetto worked as a cardiovascular perfusionist, including roles as a staff perfusionist at Lehigh Valley Health Network and other hospital systems. Mr. Verdetto has an M.B.A. from Fitchburg State University and a B.S. in Biology from Drexel University.

Scott M. Wunsch, 50, has served as Chief Executive Officer of Strata’s Logistics business since May 2024. From September 2018 until May 2024, Mr. Wunsch served as Trinity’s Chief Operating Officer and Vice President of Strategy. Prior to joining Trinity, from April 2005 to July 2018, Mr. Wunsch served in various capacities, most recently as Vice President of Operations, at LifeCenter Northwest, the largest geographic Organ Procurement Organization in the United States, serving the Alaska, Washington, northern Idaho and Montana areas. Mr. Wunsch has an M.P.A. in Public Health from Grand Canyon University and a B.A. in Organizational Management from Whitworth University.

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PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” VOTE)
As required by the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly referred to as a “Say-on-Pay” vote, provides our stockholders the opportunity to express their view on our named executive officers’ compensation as a whole. This vote is not intended to address any specific items of compensation or any specific named executive officer but rather the overall compensation of all our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
As described more fully in the Executive Compensation section of this Proxy Statement, our executive compensation program is designed to attract, retain, and motivate individuals to achieve our annual and long-term business objectives necessary to create stockholder value. Our executive compensation program includes both cash and equity-based compensation, including performance-based awards. We encourage stockholders to read the Executive Compensation section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are expected to operate in the future. Our Compensation Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive, and aligned with our performance and the performance of our executives.
You will be able to express your view on this Say-on-Pay vote as follows: by voting (i) for, (ii) against, or (iii) abstain. As an advisory vote, this proposal is not binding on the Company or our Board. However, our Board and, in particular, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, value the opinions of our stockholders expressed through this vote. The Board and the Compensation Committee intend to consider the outcome of this vote when making future compensation decisions for our named executive officers.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the stockholders of Strata Critical Medical, Inc. approve the compensation paid to the Company’s named executive officers for 2025 as described in the proxy statement under “Executive Compensation,” including the executive compensation tables and other narrative disclosure contained therein.”
Required Vote
The affirmative vote of a majority of the shares present or represented and entitled to vote thereon is required to approve, by a non-binding advisory vote, the compensation of the Company's named executive officers during fiscal year 2025. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal.
Recommendation
The Board recommends that stockholders vote “FOR” the advisory vote on the compensation of our named executive officers for 2025 as described in the proxy statement under “Executive Compensation,” including the executive compensation tables and other narrative disclosure contained therein.

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EXECUTIVE COMPENSATION
As of December 31, 2025, we qualified as a smaller reporting company under SEC rules. As a smaller reporting company, we are subject to reduced SEC compensation disclosure requirements. Despite this, we have chosen to go beyond the minimum requirements in this Proxy Statement by providing supplementary voluntary disclosures. Our goal is to offer our stockholders a comprehensive understanding of the rationale, guiding principles and policies that our Compensation Committee and Board followed when determining the compensation for our named executive officers for the 2025 fiscal year. In conjunction with the non-binding advisory vote on our executive compensation program at this Annual Meeting, commonly referred to as a “Say-on-Pay Vote,” we are presenting this additional information in an effort to ensure our stockholders are well equipped to make an informed decision. See Proposal 3 for the Say-on-Pay Vote.
This section describes the philosophy, objectives, process, components, and other elements of our 2025 executive compensation program. This executive compensation section is intended to be read together with the compensation tables that immediately follow this section, which provide additional compensation information for our 2025 named executive officers (“NEOs”), listed below:

Name	Title
William A. Heyburn	Co-CEO and Chief Financial Officer
Melissa M. Tomkiel	Co-CEO and General Counsel
Amir M. Cohen	Chief Accounting Officer
Scott M. Wunsch	CEO, Logistics
Robert S. Wiesenthal	Non-Executive Chairman of the Board of Directors and Former CEO

QUICK REFERENCE GUIDE

Section I	Overview of 2025 Business and Leadership Transitions
Section II	Compensation Philosophy and Objectives
Section III	Compensation Determination Process
Section IV	2025 Say-On-Pay Vote and Stockholder Engagement
Section V	Compensation in Connection with 2025 Leadership Transitions
Section VI	Compensation Program Components
Section VII	2025 Transaction-Related Compensation
Section VIII	Other Compensation, Compensation Policies and Practices

I. Overview of 2025 Business and Leadership Transitions Creating Strata Critical Medical, a Pure Play Medical Logistics and Services Business
Our Board, our former Chief Executive Officer (“Former CEO”), Co-CEOs, and other NEOs devoted significant effort in 2025 to transform the business of Blade Air Mobility, Inc. into what is now Strata Critical Medical, Inc. (“Strata” or the “Company”).
Strata now has a singular focus on providing time-critical logistics and medical services to the United States healthcare industry, offering an integrated “one call” solution for donor organ recovery, as well as perfusion staffing and equipment solutions for cardiovascular surgery centers.
2025 Fundamental Changes to Company’s Name, Strategy and Business
At the start of 2025, the Company operated two main businesses: (1) a passenger segment arranging short-distance, by-the seat air travel and air charter services (the “Passenger Segment”), and (2) a medical segment, under the brand name “Trinity Air Medical,” arranging the transportation of human organs and related medical teams for transplant centers and hospitals. On August 1, 2025, the Company

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announced that it was selling the Passenger Segment to Joby Aviation, Inc. (“Joby Aviation”), a publicly traded air taxi company and manufacturer of electric vertical takeoff and landing vehicles, transforming the Company into a pure-play medical logistics and services business.
On August 29, 2025, the Company completed the sale of the Passenger Segment to Joby Aviation. With the sale of the Passenger Segment, the Company received approximately $76 million in Joby Aviation stock and the Company has the potential to receive an additional $45 million, consisting of $10 million in holdbacks and up to $35 million in earn-out payments 12 to 18 months post-close based on the Passenger Segment achieving financial performance targets and maintaining certain employee retention.
With the sale of the Passenger Segment, the Company also sold the “Blade” brand and related intellectual property and simultaneously renamed itself to “Strata Critical Medical, Inc.”, trading under the new ticker symbol “SRTA”.
Subsequently, on September 16, 2025, the Company acquired Keystone Perfusion Services LLC (“Keystone”), one of the largest service providers of surgeons for organ recovery and Normothermic Regional Perfusion (“NRP”) services, and a provider of specialized perfusion staff and equipment to hospitals performing cardiothoracic surgeries.
The completion of the Keystone acquisition positioned Strata as the only full-stack human organ transplant services platform, combining surgical organ recovery, NRP, air and ground logistics, and organ placement under one roof, while also adding a large and growing non-transplant related perfusion staffing and equipment-rental business.

Strata’s continuing operations consist of two operating segments: Logistics and Clinical, offering a variety of logistics and clinical services related to organ transplant and the broader healthcare industry. All of Strata’s services are provided to transplant centers, organ procurement organizations, hospitals, or other businesses that pay the Company directly.
2025 Leadership Transitions
In connection with the 2025 business transactions and transitions described above, the Company undertook significant leadership changes.
New Co-CEOs Tomkiel and Heyburn. Upon the sale of the Passenger Segment on August 29, 2025, the Board appointed existing executive officers Melissa M. Tomkiel and William A. Heyburn as Co-CEOs,

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succeeding Robert S. Wiesenthal. The Board determined that a Co-CEO structure was appropriate given the need for combined financial, operational, and legal leadership following the Company’s strategic pivot to a pure-play medical logistics and services business. The Board further determined that appointing legacy, tenured executives as Co-CEOs would provide continuity for investors, employees, and clients. Ms. Tomkiel also continues to serve in her role as the Company’s General Counsel and Mr. Heyburn also continues to serve in his role as the Company’s Chief Financial Officer. In addition, Ms. Tomkiel and Mr. Heyburn now share the duties previously assigned to the President of the Company.
Transition for Former CEO Wiesenthal to Non-Executive Chairman. In connection with the anticipated sale of the Passenger Segment, the Board approved a Transition and Transaction Bonus Agreement with Mr. Wiesenthal (the “Transition Agreement”). Under the Transition Agreement, which was dated August 1, 2025 and became effective with the sale of the Passenger Segment on August 29, 2025, Mr. Wiesenthal ceased serving as the CEO of the Company, was appointed to serve as the Non-Executive Chairman of the Board, and became employed by Joby Aviation as the CEO of its Blade Urban Air Mobility, Inc. subsidiary.
II. Compensation Philosophy and Objectives
At Strata, our goal is to increase the number of organs that are successfully transplanted while leveraging our expertise and resources to provide other medical and logistics services to a broader customer base. We believe that, by working with Strata, our customers can save money, save more lives, and operate more efficiently. To achieve this goal, we must attract, engage, and retain high caliber talent, align the interests of our executives with the interests of our stockholders, and align pay with performance. We believe this alignment encourages achievement of our strategic goals and creation of long-term stockholder value.
Objectives of Our Compensation Programs
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Incentivize growth by rewarding achievement of specified short-term and long-term performance goals (pay for performance): The Committee has designed our executive compensation program to include both cash and equity incentives tied to performance goals to motivate our executive officers to achieve key business objectives by tying the value of the compensation they receive to our performance relative to these business objectives.

•
Align our executive officers’ interests with those of our stockholders through equity incentives: The Committee uses equity for long-term incentive opportunities to motivate executive officers to (i) deliver sustained long-term value to stockholders and (ii) achieve multi-year objectives.

•
Attract, retain and motivate superior executive talent with market-competitive compensation: The Company seeks superior executive officers who have the experience, capabilities and backgrounds to manage our business and support the execution of the Company’s strategic pivot to a pure-play medical platform. To support this objective, the Committee reviews the amounts and structures of compensation paid to executive officers of the companies in our compensation peer group and considers industry survey data when recruiting and retaining our executive officers and determining competitive pay levels.

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Compensation Program Governance
The Company assesses the effectiveness of the executive compensation program from time to time and reviews risk mitigation and governance matters, which include, without limitation, the following best practices:

What We Do
Pay for Performance	We structure a substantial portion of pay to be “at risk” and based on Company performance.
Cap Bonuses; Fixed Equity Grants
Our short-term incentive has an upper limit on the amount of cash that may be earned. The number of restricted stock units and performance stock units that might be earned after the vesting period is fixed at the grant.

Independent Compensation Consultant
To support informed executive compensation decision-making, the Compensation Committee has engaged an independent compensation consultant to provide information and advice for use in designing our executive compensation program.

Stock Ownership and Retention Guidelines	We have adopted robust stock ownership and retention guidelines for our executive officers and our directors.
Regularly Review our Peer Group	We develop a peer group of companies based on industry, revenue, and market capitalization to reference for compensation decisions.
Annual Say-on-Pay Vote	We give stockholders an annual advisory vote on executive compensation.
Clawback Policy	We maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements.

What We Do Not Do
No Single Trigger Change in Control Benefits
Change in control arrangements with each NEO provide certain cash benefits only if there is both a change in control and an involuntary employment termination (a “double trigger”) and not solely upon a change in control.

No Guaranteed Annual Bonuses	The annual short-term incentive is earned based on achievement of rigorous performance goals.
No Excise Tax Gross-Ups	We do not provide excise or other tax gross-ups on change-in-control payments.
No Hedging or Pledging of Company Stock	We prohibit hedging, pledging, and short sales of shares of our common stock by our executive officers and directors.

III. Compensation Determination Process
Compensation Committee
The Compensation Committee (the “Committee”) sets our executive compensation philosophy, oversees our executive compensation programs, and determines the compensation of the Co-CEOs and other executive officers. The Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above. The Committee establishes the compensation mix it believes is appropriate for each NEO, as well as any performance measures, targets, and business objectives that might be applicable with respect to certain components of such compensation mix. The Committee also determines the benefits and severance arrangements, if any, that we make available to executive officers. The Committee may, as it deems it appropriate, make recommendations to the Board with respect to executive compensation for Board determination and approval.

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The Committee meets periodically throughout the year to manage and evaluate our executive compensation program. At the beginning of the year, the Committee establishes the annual compensation, including salaries, cash short-term incentive plan (“STIP”), and long-term equity awards, for our Co-CEOs and other executive officers. Toward the end of each year, the Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value, and to determine whether any changes would be appropriate. Then, after the end of year, the Committee evaluates achievement relative to performance targets for our STIP and determines corresponding payouts earned.
The Committee evaluates the performance of each of the Co-CEOs and determines any adjustments to base salary or STIP, as well as equity awards to be granted. The Co-CEOs are not present and do not participate in deliberations or decisions regarding their compensation. The Committee does not delegate authority to approve executive officer compensation.
Generally, the Committee’s process includes two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For the incentive portion of the executive compensation program, the Committee obtains input from executive officers regarding the operating budget, expected financial results, anticipated operating achievements, and related risks. The Committee also communicates directly with the independent compensation consultant, providing the consultant with Company-specific details and obtaining market-based compensation information. Based on this information, the Committee then determines financial performance-based metrics for the annual short-term incentive and the long-term equity-based incentive.
Compensation Consultant Role
The Committee recognizes that there is value in procuring independent, objective expertise, and counsel in connection with fulfilling its duties. The Committee has authority under its charter to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting, or other advisors and consultants as it deems necessary or appropriate in the performance of its duties. In addition, the Committee has sole authority to retain a compensation consultant to assist it in the evaluation of director and executive officer compensation.
The Committee retained Aon’s Talent Solutions Practice, a division of Aon plc (“Aon”), as its compensation consultant for 2025. Aon reported directly to the Committee, attended meetings, and provided advice to the Committee. Aon prepared analyses for the Committee based on its review of market data that it believed to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for relevant periods.
Aon met with the Committee and with management to solicit input on job scope, performance, retention, and other relevant factors. Aon then prepared reports for the Committee with respect to market compensation levels for comparable executive officer positions. Aon worked independently with the Committee Chairperson to develop recommendations for the compensation of our former Chief Executive Officer and other members of our senior management team at the start of 2025. Subsequently, Aon worked with the Committee on recommendations for the compensation of the Co-CEOs upon their appointments in August 2025. Aon also advised the Committee on compensation-related developments and best practices.
While the Committee took into consideration the review and recommendations of Aon, as well as the practices of the companies in our compensation peer group, when making decisions about our executive compensation program, ultimately, the Committee made its own independent decisions in determining our executives’ compensation.
The Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Committee also considered the nature and amount of

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work performed for the Committee and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Committee concluded that there are no conflicts of interest, and that Aon is independent.
Peer Group
Relevant market and benchmark data provide a solid reference point for making decisions and helpful context, even though, relative to other companies, there are differences and unique aspects of the Company. The Committee uses a peer group to provide a broad perspective on competitive pay levels and practices.
May 2024 Peer Group
In May 2024, the Committee, with the assistance of Aon, adopted an updated peer group consisting of similar companies with respect to sector, market capitalization, and revenue for use in connection with decisions about executive compensation at the start of 2025. The peer group was ultimately chosen based on the following characteristics:
•	Sector – aerospace and defense, passenger airlines, and adjacent industries related to health care and electric vertical aircraft;
•	Market Capitalization – companies with market value ranging from $100 million to $800 million;
•	Revenue – companies with revenues of up to $690 million; and
•	Years Public – preference to companies that became a public company within the last five years.
Based on the above-described criteria, Aon compiled, and the Committee approved, a peer group of companies. This peer group was used to make compensation assessments, including at the start of 2025 with respect to establishing salaries, annual cash incentive opportunities under the STIP, and long-term equity incentive opportunities. The following 14 companies were included in this peer group:

Air T, Inc.	flyExclusive, Inc.
Archer Aviation Inc.	Joby Aviation, Inc.
Brightcove Inc.	Republic Airways Holdings Inc. (f/k/a Mesa Air Group, Inc.)
Ceva, Inc.	Sun Country Airlines Holdings, Inc.
ChargePoint Holdings, Inc.	Veritone, Inc.
DocGo Inc.	Virgin Galactic Holdings, Inc.
EVgo Inc.	Wheels Up Experience Inc.

Fisker Inc., Hylilion Holdings Corp., and PLBY Group., Inc. were removed as they no longer fit the selection criteria, while EVgo, Inc. and flyExclusive, Inc. were added as companies with characteristics that were more similar to the Company. The Company was at the 53rd percentile of revenue and the 38th percentile of market capitalization of the companies in the peer group.
May 2025 Peer Group
The Committee reviews the compensation peer group annually to ensure that the companies in the group are appropriate comparator companies. In May 2025, the Committee reviewed and updated the selection criteria, which characteristics for Sector and Years Public were the same as those listed above, and with updated Market Capitalization and Revenue criteria as follows:
•	Market Capitalization – companies with market value ranging from $80 million to $750 million; and
•	Revenue – companies with revenues of up to $750 million.

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Based on the above-described market data, Aon compiled, and the Committee approved, a revised peer group of companies, and this group was used to make the relevant compensation assessments following its adoption, including in connection with the executive compensation changes following the sale of the Passenger Segment. The following 12 companies were included in the updated compensation peer group:

Air T, Inc.	Joby Aviation, Inc.
Archer Aviation Inc.	Republic Airways Holdings, Inc.
ChargePoint Holdings, Inc.	Radiant Logistics, Inc.
DocGo Inc.	Sun Country Airlines Holdings, Inc.
EVgo Inc.	Virgin Galactic Holdings, Inc.
flyExclusive, Inc.	Wheels Up Experience Inc.

Brightcove, Inc. was removed as it had gone private and company data was no longer publicly available. Ceva, Inc. and Veratone, Inc. were removed as they no longer fit the selection criteria, while Radiant Logistics, Inc. was added as a company with characteristics more similar to the Company. The Company was at the 34th percentile of market capitalization and the 27th percentile of revenue of the companies in the adopted peer group as of the time that peer group analysis was conducted in May 2025. Ultimately, the Committee selected companies for the peer group that it believed to be the best fit in terms of sector focus (which, in May 2025, included both the Passenger Segment and the medical segment) while taking into consideration the Company’s positioning among the group.
In addition to the peer group criteria above, the Committee also referenced general and specific industry surveys from other sources.
Consistent with best practices for corporate governance, the Committee will review our peer group annually.
Role of the Co-Chief Executive Officers
The Committee works with our Co-CEOs to set the target compensation of each of our other NEOs. As part of this process, the Co-CEOs evaluate the performance of the other executive officers and make recommendations to the Committee.
To the extent that executive officers participate in Committee meetings, they do so only in an advisory capacity and have no vote in the Committee’s compensation decision-making process. They are not present for deliberations regarding their own compensation.
The Committee gives considerable weight to the Co-CEOs’ evaluations and compensation recommendations for our other executive officers, because of their direct knowledge of these individuals’ performance and contributions. Nevertheless, the Committee or the Board makes the ultimate determination regarding the compensation for the executive officers.
IV. 2025 Say-On-Pay Vote and Stockholder Engagement
Vote Results and Subsequent Outreach
Our advisory Say-on-Pay proposal regarding the compensation of our NEOs, when we were still Blade Air Mobility, Inc., received the support of approximately 62.5% of the votes cast at the 2025 Annual Meeting of Stockholders. The Committee and the Board reviewed the result of the Say-on-Pay vote, and recognized that it signaled stockholder concerns regarding the executive compensation program, or aspects of the program, and a need for further engagement to better understand the perspectives of our stockholders.

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Robust Engagement
After the 2025 Annual Meeting, we contacted our top 15 stockholders. This represented approximately 54% of the Company’s outstanding shares of common stock as of February 24, 2026. We requested meetings with all of the stockholders we contacted.
We ultimately engaged with 13 stockholders representing approximately 50% of the Company’s outstanding shares. We invited these holders to share their concerns regarding our executive compensation programs and other governance topics.
We did not receive replies from the remainder of the stockholders we contacted, representing approximately 4% of the Company’s outstanding shares, despite multiple requests to engage. Some possible reasons that holders, including brokerages or other holders that are not mutual funds, do not respond include voting exclusively in accordance with proxy advisor recommendations, not having authority to vote clients’ shares, having a practice not to engage, having sold out their position (for example after our change in name and strategy), or because they typically do not vote.
Our Co-CEOs, as well our VP, Finance and Investor Relations, participated in the meetings. The feedback received was then shared and discussed with the Committee and the Board.
The following table summarizes the common points of feedback we received from our stockholders and the Committee’s and Board’s actions in response to such feedback.

What We Heard	What We Did in Response
The 2024 equity grant to the then-CEO had a high value.
The Committee has changed its equity granting process to ensure that the target equity value and corresponding accounting value at the grant date are in closer alignment.

As background, for the 2024 equity grant, the Committee approved a target value and corresponding number of PSUs in November 2023 based on the stock price at that time. However, the stock price had changed materially by the time the grant was made in April 2024, causing an increase in value of the 2024 equity grant for accounting purposes.

For the 2025 and subsequent equity grants, the Committee revised its process and timing for making equity grants to avoid the timing valuation issue that arose for the 2024 equity grant.

The classified board structure is not favored and should be changed over time.
 The Board is committed to reviewing its policy on classified Board on an ongoing basis and considering the stockholder perspective.

 The Board believes that maintaining the classified structure for now best serves the Company and its stockholders. We value the insight and familiarity with our operations that a director is able to develop over his or her service on the Board.

This structure helps ensure a balanced mix of experienced and new directors, providing both stability and continuity. Additionally, having directors serve three-year terms allows for a focus

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What We Heard	What We Did in Response

on long-term strategic planning. This promotes deeper engagement and a greater sense of commitment, ultimately supporting the Company’s ability to navigate challenges and drive sustainable growth. We continually review our Board structure, considering market trends and stockholder feedback, and believe that our current approach remains suitable at this time. At the same time, it is the policy of the Board that directors should not expect to be renominated automatically.

The long-term incentive can be achieved over any rolling four quarter period and is not sufficiently long term or necessarily sustained, and there are no further vesting conditions.
The Committee originally adopted this structure to recognize that key strategic initiatives could likely yield results towards the end of a three-year performance period, rather than on a straight-line basis over time and may require investments that would not generate an immediate short-term positive return. In addition, this structure was intended to incentivize executives throughout the full three-year period by allowing a payout opportunity even if performance early in the cycle was weak, thereby providing retention value, while still rewarding outperformance that occurred earlier in the performance period.

After considering stockholder input and reviewing peer practices, the Committee changed the design of the performance-based long-term incentives granted in 2026 to use a three-year financial measure (Adjusted EBITDA), combined with a relative total stockholder return modifier, to focus more explicitly on sustained three-year performance and better align pay outcomes with long-term stockholder returns.

The structure of having Co-CEOs is atypical.
The Board determined that the Co-CEO structure that was adopted in August 2025 was appropriate given the need for combined financial, operational, and legal leadership following the Company’s strategic pivot to a pure-play medical logistics and services business. The Board further determined that the Co-CEO structure would provide continuity for investors, employees, and clients.

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Incorporating Feedback and Resulting Enhancements
As described above, in response to stockholder feedback, the Committee has taken certain actions in response to stockholders’ expressions of their views through engagement and voting.
In particular, several stockholders and proxy advisory firms expressed a preference for performance-based long-term incentives that are tied to sustained results over the full performance period, and encouraged the Committee to further strengthen the relationship between realized pay and long-term stockholder returns and to more closely align our program with prevalent market and peer practices. In light of this feedback, the Committee approved changes to the design of our performance-based long-term incentive awards beginning with the 2026 grant. The 2026 awards use a three-year Adjusted EBITDA performance goal, measured over the entire three-year period, together with a relative total stockholder return modifier that can increase or decrease payouts by 20% based on our TSR performance relative to the Russell 3000 index. The Committee believes these changes enhance the rigor and transparency of our program, promote sustained value creation, and better align executive compensation outcomes with the interests and experience of our stockholders.
Commitment to Future Outreach
We believe that stockholder engagement is important and the Committee will continue to take into account stockholder feedback, future Say-on-Pay votes, and relevant market developments in order to determine whether any subsequent changes to our executive compensation program are warranted. We expect to continue our outreach efforts with respect to executive compensation and corporate governance in future years in order to ensure that we collect stockholder feedback for the consideration of our Committee and the full Board.
V. Compensation in Connection with 2025 Leadership Transitions
New Co-CEO Compensation
In connection with the CEO transition, the Committee approved new compensation arrangements for the Co-CEOs, including a new base salary and a grant of long-term equity awards designed to immediately align leadership incentives with stockholder interests and the Company’s strategic priorities. In determining the appropriate compensation levels, the Committee also considered market data and the need to retain experienced leadership with complementary skill sets to drive the Company’s long-term growth and value-creation objectives. Given the importance of each of the Co-CEO roles, the Committee recommended, and the Board approved, an arrangement that provides identical compensation for the Co-CEOs.
Upon their appointment as Co-CEOs, the Committee granted each Co-CEO equity-based long-term incentive opportunities that were entirely performance-based, in the form of performance stock units (“PSUs”).
The Committee awarded each Co-CEO PSUs with a target grant-date value of $2 million, which PSUs may vest based on the Company’s achievement of financial performance metrics tied to profitability, cash flow, and stockholder value, as measured over a three-year performance period.
In addition, the Co-CEOs were each awarded PSUs with a target grant-date value of $500,000 that may vest based on the attainment of financial targets by the sold-off Passenger Segment during the 12 months following sale of that business, the achievement of which goals would result in significant benefit to the Company in the form of earn out payments to motivate the Co-CEOs to assist in the attainment of such goals.
Given the Company’s transition in its strategic focus to mission-critical medical logistics, including organ transplantation and time-critical therapies, the Committee also increased the threshold, target, and

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maximum performance necessary for all continuing executive officers to receive an award under the Company’s 2025 cash-based, short-term incentive plan, reflecting the expectations for higher performance in the new, more narrowly focused business.
Similarly, the Committee revised the 2024 PSU metrics applicable to the Co-CEOs’ outstanding awards to reallocate performance that was tied to a milestone related to transition to electric vertical aircraft in the now-disposed Passenger Segment to the remaining unachieved financial performance measures applicable to the now-pure-play business, measured by the Company’s future Adjusted EBITDA and Free Cash Flow performance. In addition, the Committee significantly increased the required performance for vesting in the unachieved Adjusted EBITDA performance targets for the 2024 PSUs.
Finally, to ensure that each of the Co-CEOs remain focused on the Company’s business, the Co-CEO letter agreements also provide for the opportunity to continue to vest into unearned PSUs on a prorated basis following a termination without cause or for good reason, subject to execution of a release of claims.
Transition for Former CEO to Non-Executive Chairman
In connection with the August 2025 sale of the Company’s Passenger Segment to Joby Aviation, Inc., Mr. Wiesenthal, the Company’s founder and then-Chief Executive Officer, agreed to join Joby as Chief Executive Officer of “Blade Urban Air Mobility” within Joby Aviation, thereby running the acquired Passenger Segment as a Joby Aviation subsidiary. Because the Passenger Segment sale was contingent upon Mr. Wiesenthal’s continued service to Joby following the transaction, the Board determined that it was in the best interests of stockholders to reach an agreement between Strata and Mr. Wiesenthal to facilitate this leadership transition.
As a result, Mr. Wiesenthal ceased serving as Chief Executive Officer of the Company and was appointed Non-Executive Chairman on August 29, 2025. At that time, he stopped receiving a salary as CEO of the Company and, in his role as Non-Executive Chairman, began receiving compensation for his service on the Board in accordance with the Company’s compensation program for non-employee directors, as further described under “Director Compensation” in this Proxy Statement.
Under the Transition Agreement, the Committee provided that Mr. Wiesenthal’s compensation following his transition from his role as CEO of the Company would include the following cash elements:
•	A prorated annual incentive for 2025, the year of the transaction, commensurate with his term of service as CEO.
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A transaction bonus payment tied to the successful closing of the sale of the Passenger Segment, with 20% of such bonus payable at the closing of the sale and 80% of such bonus payable in monthly installments over the 36 months following the closing of the sale generally subject to his continued employment with Joby Aviation or its affiliates.

In addition, under the Transition Agreement, the Committee recommended, and the Board approved, the following treatment of Mr. Wiesenthal’s outstanding restricted stock units (“RSUs”) and PSUs:
•
Given the fundamental change in the nature of Strata’s business, a portion of the PSUs that had goals related to the business prior to the transactions were converted into performance-based “Earnout PSUs” that vest depending on the Passenger Segment’s achievement of Adjusted EBITDA goals during a one-year period following the sale of the Passenger Segment to Joby Aviation, with a Strata stock-price modifier that would apply 18 months after closing only if 100% of the target performance for such PSUs is not achieved, and generally subject to Mr. Wiesenthal’s continued employment with Joby Aviation or its affiliates for such period; and

•
All other unvested equity became subject to time-based vesting and related conditions, including that Mr. Wiesenthal continue in service with Joby Aviation or its affiliates for 18 months after closing of the transaction.

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VI. Compensation Program Components
Overall Compensation
The Committee utilizes the components of compensation set forth below to achieve its executive compensation program objectives. The Committee regularly reviews all components of the program to ensure continued alignment between each executive officer’s total compensation and our compensation philosophy and objectives and that each component is serving a purpose in supporting the execution of our overall company strategy and our goal of enhancing long-term stockholder value.
The Committee approved the overall compensation of our executive officers for 2025, including the following compensation components for each NEO employed at the start of the year: (1) base salary; (2) short-term incentive plan target opportunity under the 2025 STIP; and (3) target value of the PSUs.
As a result of the sale of the Passenger Segment in August 2025, followed by the Keystone acquisition in September 2025, there were changes to the performance targets and nature of the compensation granted, and certain transition compensation was awarded. The Committee views these subsequent compensation changes as one-time events to align the goals with the Company’s new business focus following these fundamental changes rather than as part of the Company’s ongoing compensation program. They are described below following the description of the elements of the Company’s annual compensation program.
Base Salary
We provide each NEO with a base salary for the services the NEO performs for us. Base salaries were initially set when each NEO commenced employment with us and are reviewed annually or as necessary upon a change in the NEO’s position and/or responsibilities. The Committee, in making future salary determinations or adjustments, will take into account a range of factors, which may include the following: the NEO’s position and responsibilities; length of service; experience, expertise, knowledge, and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; the NEO’s individual compensation history; salary levels of the other members of our executive team and similarly situated executives at comparable companies; and our overall compensation philosophy.
For each continuing NEO, his or her salary for 2025 was based on the above-listed factors as evaluated by the Committee, and evaluation of the market compensation data provided by Aon, as necessary to remain competitive with our compensation peer group.
Effective August 29, 2025, the Board established the initial base salaries for Ms. Tomkiel and Mr. Heyburn in their new roles as Co-CEOs at $550,000 each. Previously, at the start of 2025, the Committee had determined that no adjustment was necessary to Ms. Tomkiel’s base salary in her role as President and General Counsel, or to Mr. Heyburn’s base salary in his role as Chief Financial Officer and Head of Corporate Development. The base salaries for the Co-CEOs during 2025, and percentage changes from their prior base salaries, are shown below.

Name	January 2025 Base Salary	Change from 2024 (%)	August 2025 Co-CEO Base Salary	Change from January 2025 (%)
William A. Heyburn	$500,000	No change	$550,000	10%
Melissa M. Tomkiel	$525,000	No change	$550,000	4.8%

The Committee also considered the base salary for each of the other NEOs who were employed at the start of 2025. At that time, the Committee determined that no adjustment was necessary to Mr. Wiesenthal’s base salary as CEO or to Mr. Cohen’s base salary as Chief Accounting Officer. The Committee approved an increase to Mr. Wunsch’s base salary at the start of 2025 to recognize his strong performance, address the Committee’s determination that his prior base salary was significantly below market for comparable roles, and begin to better align his base salary with similar positions in our compensation peer group.

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The base salaries for the NEOs other than the Co-CEOs are shown in the following table:

Name	2025	Change from 2024 (%)
Amir M. Cohen	$375,000	No change
Scott M. Wunsch	$350,000	16.7%
Robert S. Wiesenthal(1)	$750,000	No change

(1)	Mr. Wiesenthal stopped receiving a salary effective August 29, 2025, when he transitioned from the CEO role and became Non-Executive Chairman of the Board.
Annual Bonus Pursuant to the Short-Term Incentive Plan
The STIP is a cash plan that rewards NEOs for the achievement of key short-term objectives. In particular, the STIP offers incentives to the NEOs to achieve certain specified objectives that the Committee views as key steps in the execution of our overall business strategy, with the ultimate intent of increasing stockholder value.
In March 2025, the Committee established the 2025 STIP for eligible employees. It was designed to pay out if certain performance-based objectives are achieved by the Company. The Committee believes that the 2025 STIP was an important part of maintaining the overall competitiveness of the Company’s executive compensation program.
As further described below, following the Company’s sale of the Passenger Segment and the subsequent Keystone acquisition, the Committee significantly increased the performance necessary for an NEO to receive a threshold, target, or maximum payout under the 2025 STIP.
For the Co-CEOs, as well as Mr. Wiesenthal and Mr. Cohen, the amount of the payout, if any, under the STIP is determined as follows:

Base Salary	x	Target Bonus Percentage	x	(	Adjusted EBITDA Performance Earnout Percentage	+	European Adjusted EBITDA Performance Earnout Percentage	)	=	Total Payout

Target Opportunities
In the Committee’s view, the most senior executive officers have the greatest responsibility for the performance of the Company as a whole, and, consequently, the 2025 STIP for such executive officers utilizes only pre-established objective Company performance measures.
The Committee determines the target annual incentive opportunity available to each NEO by taking the NEO’s annual base salary and multiplying it by the NEO’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group target incentive percentages and the proportion of total direct compensation represented by the annual incentive, and internal parity.
The Committee did not make any changes to the target bonus percentages under the STIP for Ms. Tomkiel or Mr. Heyburn upon their appointment as Co-CEOs in August 2025. However, the final 2025 STIP award for Ms. Tomkiel and Mr. Heyburn was a blended combination based on the target bonus percentage, effective date of base salary changes, and the time worked under each base salary during the performance period.

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For 2025, the Committee established the following annual cash incentive targets:

Name	Target Bonus Percentage (as a % of Base Salary)
William A. Heyburn	80%
Melissa M. Tomkiel	80%
Amir M. Cohen	45%
Scott M. Wunsch	50%
Robert S. Wiesenthal	105%

Performance Metrics and Payout Levels for NEOs Other Than for Mr. Wunsch
For the NEOs other than Mr. Wunsch, the amount earned under the STIP is based on our achievement relative to performance metrics consisting of the following:
(i)	Adjusted EBITDA (70%) and
(ii)	Adjusted EBITDA achieved by the Company’s European business unit (“European Adjusted EBITDA”) (30%).
The Committee selected the Company’s Adjusted EBITDA as the primary corporate objective, as it is aligned with our critical strategic priority of improving profitability and controlling expenses.
The Company originally added European Adjusted EBITDA as a secondary, lower weighted metric for 2025 given the importance of the Company’s continuing expansion of its Passenger Segment into the southern European passenger market, including routes in France, Monaco, Italy, and Switzerland.
Company Adjusted EBITDA is a non-GAAP financial measure which, for purposes of the 2025 STIP, is defined as the Company’s earnings (loss) before interest, taxes, depreciation, and amortization, subject to certain other adjustments made with respect to non-cash, extraordinary, unusual, or infrequently occurring events. Adjusted EBITDA for purposes of the STIP as it relates to the Company includes the Passenger Segment in respect of the portion of the year prior to its divestiture. See Appendix A for a reconciliation of non-GAAP information.
European Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation, and amortization, subject to certain other adjustments made with respect to non-cash, extraordinary, unusual, or infrequently occurring events for the Company’s European operations. See Appendix A for a reconciliation of non-GAAP information.
Following the sale of the Passenger Segment, a decision which the Board made in the best interest of stockholders and which was outside of management’s control, the Committee recognized the need to update the performance targets for the STIP for those targets to be meaningful in the context of the go-forward business, and therefore made certain changes to those targets reflecting the changes in the business.
The Committee set the new targets for Adjusted EBITDA at levels that it considered rigorous and challenging. Specifically, the Committee increased the performance necessary to achieve the Adjusted EBITDA target based on the Company’s updated budget following the sale of the Passenger Segment, but excluded the Keystone acquisition from full-year performance because it allowed management to focus on Company performance for the year without trying to forecast the short-term financial impact of the Keystone acquisition on our business. The Committee did not make any adjustments to the European Adjusted EBITDA targets.
The Committee established that if Adjusted EBITDA or Europe Adjusted EBITDA performance post-STIP payout (calculated on a circular basis) resulted in performance between target and maximum, the payout would be calculated using straight-line interpolation between target and actual performance. However, if post-payout performance fell between threshold and target, payout would be at threshold, in order to underscore the importance of achieving target performance. The cash incentives under the 2025 STIP were capped at a maximum of 150% of each applicable NEO’s target bonus opportunity.

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Performance Metric	Weighting	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Results ($ in millions)	Achievement %
Adjusted EBITDA(1)	70%	11.3	12.6	17.6	14.9	86%
Percentage of Target		90%	100%	140%		118%
Payout Percentage		50%	100%	150%		123%
European Adjusted EBITDA	30%	0	0.3	1	1.2	45%
Payout Percentage		50%	100%	150%		150%
Total Weighted Achievement %						131%

(1)
The Committee initially established an Adjusted EBITDA performance condition in March 2025 at a threshold of $9.2 million, a target of $10.2 million, and a maximum at $14.3 million. As described above, with the sale of the Passenger Segment, the Committee determined that it would be appropriate to increase the Company Adjusted EBITDA levels for the entire year. Therefore, in October 2025, the Committee increased the required Adjusted EBITDA to achieve the payout at the threshold, target, and maximum levels by 22.9%, to the amounts shown in the table above.

Performance Metrics and Payout Levels for Mr. Wunsch
For Mr. Wunsch, the CEO of the Company’s Logistics unit, the Committee established Medical Adjusted EBITDA as the 100% performance metric, as it captured the performance of the medical/organ transport and critical logistics segment under Mr. Wunsch’s direction.
Medical Adjusted EBITDA is measured by the Adjusted EBITDA achieved by the Company’s medical segment during fiscal 2025. Medical Adjusted EBITDA is a non-GAAP financial measure which, for purposes of the 2025 STIP, is defined as the Company’s earnings (loss) before interest, taxes, depreciation, and amortization, subject to certain other adjustments made with respect to non-cash, extraordinary, unusual, or infrequently occurring events. See Appendix A for a reconciliation of non-GAAP information.
The Committee adopted Medical Adjusted EBITDA as a performance measure because it reflects the operating profitability of the Company’s medical segment by excluding non-cash expenses and items not indicative of ongoing performance. Given the Company’s strategic focus on the medical transport and critical logistics business, the Committee believed Medical Adjusted EBITDA to be an important indicator of the effectiveness of our business strategy and a meaningful measure of value creation for stockholders.
The Committee set the target for Medical Adjusted EBITDA at a level that it considered rigorous and challenging. The Committee established that if Medical Adjusted EBITDA performance post-STIP payout resulted in performance between target and maximum, the payout would be calculated using straight-line interpolation between target and actual performance. However, if post-STIP payout performance fell between threshold and target, payout would be at threshold, in order to underscore the importance of achieving target performance. The cash incentives under the 2025 STIP were capped at a maximum of 150% of Mr. Wunsch’s target bonus opportunity.

Performance Metric	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Results ($ in millions)	Achievement %
Medical Adjusted EBITDA	21.2	23.6	28.3	24.1	105%
Percentage of Target	90%	100%	120%		102%
Payout Percentage	50%	100%	150%		105%

The Committee re-evaluated the performance metrics for Mr. Wunch’s STIP following the Keystone acquisition in September 2025 and determined that it would be appropriate to exclude Keystone when measuring performance. The Committee made this decision as the performance measures that it had adopted in March 2025 did not anticipate the September 2025 Keystone acquisition, and were driven by the budget and growth expectations for the Company’s medical segment.

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The Committee applied the 105% performance earnout in the following formula to determine the STIP payout earned by Mr. Wunsch.

Mr. Wunsch Base Salary	x	Target Bonus Percentage	x	Medical Adjusted EBITDA Performance Earnout Percentage	=	Total Payout

Fiscal Year 2025 STIP Payouts
After considering the above-described performance, the Committee approved payouts under the STIP for 2025 as reflected in the following table.

Name	Target Opportunity as a Percentage of Base Salary (%)	Target Opportunity ($)	Weighted Achievement %	Total Approved Payout ($)
William A. Heyburn(1)	80%	413,600	131	541,000
Melissa M. Tomkiel(1)	80%	426,700	131	559,000
Amir M. Cohen	45%	168,750	131	221,000
Scott M. Wunsch	50%	175,000	105	184,000
Robert S. Wiesenthal(2)	105%	525,000	131	688,000

(1)
Under the STIP, payouts are prorated based on base salary changes during the year, and thus the target opportunity shown for Mr. Heyburn and Ms. Tomkiel is based on their actual based salary earned during 2025.

(2)
Under his Transition Agreement, Mr. Wiesenthal was eligible for a prorated STIP payout reflecting his salary for his time as CEO from January 1, 2025 to August 28, 2025, before his transition to Non-Executive Chairman.

Commission Payment Structure for Mr. Wunsch
The Committee approved an arrangement under Mr. Wunsch’s employment agreement that provides Mr. Wunsch with a commission payment each quarter equal to a specified percentage of “Flight Profit” from certain new accounts. The “Flight Profit” is Trinity Air Medical’s net revenue minus defined flight and operating costs. Each of Mr. Wunsch’s quarterly commissions is paid 50% in cash and 50% in RSUs.
The Committee determined that a commission component is appropriate for Mr. Wunsch as it aligns his pay outcome with expanding new customer relationships. The Committee believes that this structure is appropriate for Mr. Wunsch’s role as it aligns his compensation with direct accountability for expanding our business.
Under this program, for 2025 performance, based on achievement of the applicable Flight Profit metrics, Mr. Wunsch earned commission-based cash compensation payments for 2025 of $260,679, and was awarded 51,050 RSUs.
The cash and RSU portions are only paid and vest if Mr. Wunsch is still employed on the relevant payment and vesting dates. Under Mr. Wunsch’s employment agreement, the RSU portion vests on the second regular quarterly vesting date after the quarter in which it was granted.
Equity Awards
The third and largest component of our executive compensation program is long-term equity incentives. The Committee has designed the long-term incentive opportunity for the NEOs to motivate and reward them to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, while at the same time monitoring the overall dilutive effect of equity granted.

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The long-term incentives create a strong link between payouts and performance and a strong alignment between the interests of executive officers and the interests of our stockholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers become stockholders with a personal stake in the value they are incentivized to create.
Annual Grant of Equity Awards in March 2025
In March 2025, the Committee awarded PSUs to our NEOs, which conditioned vesting on the achievement of rigorous performance goals and continued service.
Consistent with our pay-for-performance philosophy, the Committee determined that PSUs would be the sole long-term incentive vehicle for NEOs serving at that time, other than for Mr. Wunsch, who received an equal grant of PSUs and RSUs. At that time, the Committee utilized performance metrics in the PSUs based on overall Company financial results, reflected in both the Passenger Segment and the medical segment, given that the NEOs’ corporate roles significantly influenced both segments. However, the Committee selected different performance metrics for the 2025 PSUs awarded to Mr. Wunsch, who led the medical segment, with the performance goals tied exclusively to the medical segment.
The Committee also granted an RSU award to Mr. Wunsch, with his long-term incentive split equity between performance-based PSUs and time-based RSUs. The Committee determined that the equity package for Mr. Wunsch, consisting of both RSUs and PSUs, was appropriate given his role as CEO of the Logistics division and to ensure competitive, retention-focused compensation for that position.
Equity Vehicles for NEOs Other Than for Mr. Wunsch
In March 2025, the Committee established the annual equity vehicle for Mr. Heyburn, Ms. Tomkiel, Mr. Cohen, and Mr. Wiesenthal would be 100% performance-based awards, as shown in the following table:

Type of Long-Term Incentive Vehicle	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use
Performance Share Units (PSUs)	2025-2027 Performance Period; Achievement Based on Trailing Four Quarters	Adjusted EBITDA (67%)	To focus the executive officers on what the Committee believes is the most critical strategic priority of profitability
		Free Cash Flow (33%)	To emphasize the importance of generating cash to fund operations

The Committee selected Adjusted EBITDA as a performance metric for the 2025 PSUs, having selected a similar metric for the STIP albeit with a different time parameter, because it believes that it is a critical metric for valuation and performance measurement, substantially more important than other metrics, and the primacy of this metric in the incentive programs is designed to have the effect of focusing the Company’s senior leaders on achievement relative to this very important metric. While the 2025 PSUs are based on the same primary performance metric of Adjusted EBITDA as used in the STIP, the Committee established substantially more demanding target levels for Adjusted EBITDA for the 2025 PSU awards to reinforce longer-term performance and further align executives’ interests with those of stockholders. For purposes of the annual PSUs, Adjusted EBITDA is defined in the same manner as for the STIP.

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The Committee set the targets for Adjusted EBITDA and Free Cash Flow at levels it considered rigorous and challenging. The threshold, target, and maximum vesting for the PSUs are set forth below and reflect an emphasis on strongly incentivizing achievement at or above target.
Adjusted EBITDA PSUs(1)

Performance Level	Adjusted EBITDA Performance Relative to Goal (% of target)	Vesting / Payout (% of target)
Threshold	80%	50%
Target	100%	100%
Maximum	130%	150%

(1)	Adjusted EBITDA for purposes of the annual PSUs is defined in the same manner as for the STIP.
Free Cash Flow PSUs(1)

Performance Level	Free Cash Flow Performance Relative to Goal (% of target)	Vesting / Payout (% of target)
Target	100%	100%

(1)
Free Cash Flow for purposes of the annual PSUs is a non-GAAP financial measure defined as the Company’s Operating Cash Flow less Capital Expenditures and depreciation related to aircraft and vehicles, but excluding any Capital Expenditures related to the same.

The Committee established that if Adjusted EBITDA achievement was between target and maximum, the payout percentage would be calculated using straight-line interpolation between target and actual performance. However, if performance fell between threshold and target, the payout percentage would only be at threshold, to underscore the importance of achieving target performance.
Adjusted EBITDA and Free Cash Flow are measured on a trailing four-quarter basis, at the end of each quarter in the three-year performance period. The Committee established this approach to measuring performance to recognize that key strategic initiatives could likely yield results towards the end of a three-year performance period, rather than on a straight-line basis over time, and may require investments that would not generate an immediate short-term positive return. After the end of each fiscal quarter during the performance period, the Committee will determine if either performance measure was achieved, and if so, will calculate the corresponding number of PSUs that will vest with respect to each performance measure. The performance measures are measured independently of each other. Generally, each NEO who received PSUs will vest only if he or she is in service on the date that the Committee determines that the specified performance measure or measures were achieved. However, the Co-CEO letter agreements provide for the opportunity to continue to vest into unearned PSUs on a prorated basis following a termination without Cause or resignation for Good Reason, as further described below.
Before the conclusion of the three-year performance period, we do not publicly disclose our specific performance measure targets and the corresponding minimums and maximums because of the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The Committee believes that it has set performance goals at rigorous and challenging levels that require significant effort and achievement by our executive officers to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.
Following the sale of the Passenger Segment and the Keystone acquisition, the Committee reviewed the above-described Adjusted EBITDA and Free Cash Flow performance measures and determined that

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those measures remained appropriate and challenging incentives for the 2025 PSU awards. In particular, the Committee considered the potential for corporate acquisitions when it initially adopted the 2025 PSU performance measures. Therefore, the Committee did not make any adjustment to the performance measures for these 2025 PSUs for Mr. Heyburn, Ms. Tomkiel, or Mr. Cohen.
Equity Vehicles and Mix for Mr. Wunsch
In March 2025, the Committee established the equity vehicles and mix set forth in the following table for Mr. Wunsch:

Type of Long-Term Incentive Vehicle	Proportion of Long-Term Incentive Grant	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use
Performance Share Units (PSUs)	50%	2025-2027 Performance Period; Achievement Based on Trailing Four Quarters	Medical Business Unit Revenue (50%)	To focus Mr. Wunsch on what the Committee believes is the most critical strategic priority of profitability for the Medical business unit
			Medical Adjusted EBITDA (50%)	To emphasize the importance of profitability for the Medical business unit
Restricted Share Units (RSUs)	50%	Cliff vest at end of three-year period	N/A	N/A

As with the 2025 PSUs granted to the other NEOs, the performance measures for the PSUs granted to Mr. Wunsch are measured independently of each other. Mr. Wunsch will vest in such PSUs only if he is in service on the date that the Committee determines that the specified performance measures were achieved.

Performance Level	Medical Adjusted EBITDA(1) Performance Relative to Goal (% of target)	Vesting / Payout (% of target)	Medical Revenue(2) Performance Relative to Goal (% of target)	Vesting / Payout (% of target)
Threshold	85%	50%	85%	50%
Target	100%	100%	100%	100%
Maximum	120%	150%	120%	150%

(1)
Medical Adjusted EBITDA is defined for Mr. Wunsch’s annual PSUs in the same manner as for the STIP and does not include the benefit of any acquisitions after the start of the Performance Period, except as otherwise determined by the Committee.

(2)
Medical Revenue is the Company’s gross revenues as reported in the earnings release included in the Company’s Form 8-K reporting results for the applicable fiscal quarter. As with the Medical Adjusted EBITDA, Medical Revenue will not include the benefit of any acquisitions made after the start of the Performance Period, except as otherwise determined by the Committee.

Following the sale of the Passenger Segment and the closing of the Keystone acquisition, the Committee determined that it would be appropriate to increase the threshold, target, and maximum for both performance measures applicable to Mr. Wunsch’s PSUs. As a pure-play medical logistics provider, the Committee expects the Company to grow Medical Revenue and improve Medical Adjusted EBITDA, including due to the Company’s contract-based revenue streams, improved utilization, and reduced corporate costs.

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The Committee established that if the Medical Adjusted EBITDA performance or Medical Revenue performance resulted in performance between target and maximum, the payout percentage would be calculated using straight-line interpolation between target and actual performance. However, if performance fell between threshold and target, the payout percentage would be at threshold, to underscore the importance of achieving target performance.
Target Value of 2025 PSU Awards
The Committee granted PSUs to the NEOs in March 2025 as follows:

Name	Target Value ($)(1)	PSUs (#)
William A. Heyburn	1,780,500	542,910
Melissa M. Tomkiel	2,056,700	627,129
Amir M. Cohen	272,500	83,090
Scott M. Wunsch	750,000	228,690
Robert S. Wiesenthal(2)	2,292,500	699,029

(1)
The target value was converted into a number of PSUs by dividing the target value by the average closing stock price of the Company’s common stock during the 30 calendar days before the March 20, 2025 grant date.

(2)	Mr. Wiesenthal’s 2025 PSUs were converted in August 2025 into other equity under his Transition Agreement with the sale of the Passenger Segment, as described below.
2025 RSU Award to Mr. Wunsch
As described above, the Committee split the target value of Mr. Wunsch’s 2025 long-term equity grant evenly between PSUs and RSUs. The Committee structured the mix of award types and the relative weight assigned to each type to motivate performance against long-term targets and stock price appreciation over the long term and to encourage ownership and retention while aligning Mr. Wunsch’s interests with those of our stockholders. The PSUs granted represent the opportunity to have shares vest based on the achievement of the designated performance metrics. The RSUs are complementary to the PSUs because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to the Company. The target value of Mr. Wunsch’s RSU award was $750,000, and resulted in an award of 228,690 RSUs. The RSUs cliff-vest at the end of a three-year period in March 2028, subject to Mr. Wunsch’s continued employment.
2024 PSUs: Partial Vesting
In March 2024, the Committee took the first step toward growing the performance nature of long-term incentive equity grants by introducing grants of PSUs. At that time, the Committee awarded the 2024 PSUs to Mr. Heyburn, Ms. Tomkiel, Mr. Cohen, and Mr. Wiesenthal.
For the 2024 PSUs, performance is measured based on increasing hurdles in Adjusted EBITDA throughout the four-year performance period, which ties executive compensation directly to a metric that is critical to investors’ views of the Company and the creation of long-term stockholder value.
As described above for the 2025 PSUs, a portion of the 2024 PSUs, if any, will vest based on Adjusted EBITDA performance during any four-consecutive-quarter period within the four-year performance period. The Committee set the hurdles at rigorous and challenging levels. The vesting ranges from 0% to 100% of the target number of PSUs. The Committee believes that the rigorous targets, long-term performance measurement and vesting period, and meaningful stock ownership guidelines ensure that our PSU program aligns with long-term stockholder interests and market practice.
As initially granted, the performance hurdles for the 2024 PSUs were based on the achievement of five Adjusted EBITDA levels (as to 70% of the award), one Free Cash Flow performance condition (as to 15% of the award), and one commercial milestone related to transition to electric vertical aircraft (as to 15% of

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the award), with achievement to be determined during any period of four consecutive quarters over a four-year performance period from January 1, 2024 to December 31, 2027. There was to be no vesting unless a specified minimum level of Adjusted EBITDA or Free Cash Flow was achieved, and maximum achievement is capped at 100%.
As disclosed in our 2025 proxy statement, in March 2025, the Committee determined that the Company achieved the first of the five Adjusted EBITDA performance levels, having achieved Adjusted EBITDA of more than $1.2 million for the four quarters ended December 31, 2024, which was in excess of the required positive Adjusted EBITDA performance condition, resulting in 20% of the PSUs becoming vested.
Subsequently, in July 2025, the Committee determined that the Company had achieved the second of the five Adjusted EBITDA performance conditions, having achieved Adjusted EBITDA of more than $5.7 million, in excess of $5 million for the four quarters ending June 30, 2025, resulting in an additional 12.5% of the PSUs becoming vested.
The Committee had the authority to adjust the established performance measures for the 2024 PSUs for the impact of unusual and nonrecurring significant events, including for restructuring initiatives, in its discretion in a manner as reasonably determined by the Committee. The Committee could do so to preserve the original economic intent of the performance measures without diluting or enlarging the participants’ rights thereunder.
One of the initial performance measures selected by the Committee for the 2024 PSUs was a commercial milestone tied to the expected eventual transition to electrical vertical aircraft (EVA). Following the sale of the Passenger Segment to Joby Aviation, the Committee in October 2025 determined that it would be appropriate to reallocate the PSUs associated with the EVA milestone equally to the remaining unachieved Adjusted EBITDA and Free Cash Flow performance measures.
In October 2025, the Committee determined that the Company had achieved the third of the five Adjusted EBITDA performance conditions, having achieved Adjusted EBITDA of more than $10.9 million, in excess of $10 million, for the four quarters ending September 30, 2025, resulting in an additional 16.25% of the PSUs becoming vested.
In October 2025, in light of the sale of the Passenger Segment and the Keystone acquisition, the Committee significantly increased the remaining Adjusted EBITDA performance targets for the 2024 PSUs.
The remaining 2024 PSUs can be earned based on the achievement of the two remaining increased Adjusted EBITDA performance conditions (as to 32.5% of the award) and one remaining Free Cash Flow performance condition (as to 18.75% of the award). This remaining 51.25% of the 2024 PSUs has the potential to be earned over the period that ends December 31, 2027.
As a result of having achieved the three above-described Adjusted EBITDA goals, as of the end of 2025, the executive officers had earned 48.75% of the potential 2024 PSUs as shown in the table below (Mr. Wunsch did not hold any 2024 PSUs).

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Name	PSUs Earned 3/2025 For Meeting 1st Adjusted EBITDA Performance Condition (20% of 2024 PSUs)	PSUs Earned 7/2025 For Meeting 2nd Adjusted EBITDA Performance Condition (12.5% of 2024 PSUs)	PSUs Earned 10/2025 For Meeting 3rd Adjusted EBITDA Performance Condition (16.25% of 2024 PSUs)	Total 2024 PSUs Vested as of 12/31/2025 (#)
William A. Heyburn	222,857	139,286	181,072	543,215
Melissa M. Tomkiel	257,143	160,714	208,929	626,786
Amir M. Cohen	51,428	32,143	41,786	125,357
Robert S. Wiesenthal(1)	394,286	246,429	n/a	640,715

(1)
Mr. Wiesenthal earned PSUs upon achievement of the first two PSU goals, reflected in the table above. However, his remaining PSUs were reallocated under his Transition Agreement that was effective with the sale of the Passenger Segment on August 29, 2025, and he thus was ineligible to earn any PSUs for meeting the third Adjusted EBITDA performance condition.

VII. 2025 Transaction-Related Compensation
In connection with the sale of the Passenger Segment and related executive transitions, the Committee considered and approved certain transaction-related compensation awards. The Committee views these as a one-time incentives and does not expect to make similar awards on a recurring basis.
Co-CEOs Transaction Equity Awards
The Board granted each of the Co-CEOs 100% performance-based awards that were effective with their appointment as Co-CEOs on August 29, 2025. These awards, which are entirely performance-based and at risk, recognize their significantly increased responsibilities from their former positions, enhance retention, and further strongly align the Co-CEOs’ pay with performance. These awards are separate from the Company’s regular long-term incentive program.
Co-CEO Special PSUs
Each of the Co-CEOs was awarded PSUs with a target grant-date value of $2 million, which equated to 474,291 PSUs. These PSUs may vest based on the Company’s achievement of profitability, cash flow, and relative TSR, as measured over any trailing four-quarter period within the three-year period from October 1, 2025 to September 30, 2028. We refer to these PSUs as the “Co-CEO Special PSU grant”.
The Committee structured the Co-CEO Special PSU grant entirely in the form of performance-based equity to emphasize pay for performance and to align the Co-CEOs’ interests with those of our stockholders. The Co-CEO Special PSU grant was also intended to promote retention of the newly appointed Co-CEOs through the critical integration period following the sale of the Passenger Segment.

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Type of Long-Term Incentive Vehicle	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use
Performance Share Units (PSUs) known as the Co-CEO Special PSU grant	10/1/2025 - 9/30/2028 Performance Period; Achievement Based on Trailing Four Quarters	Adjusted EBITDA (50%)	To focus the Co-CEOs on what the Committee believes is the most critical strategic priority of profitability

		Free Cash Flow (50%)	To emphasize the importance of generating cash to fund operations

		10/1/2025 - 9/30/2028 Relative Total Stockholder Return (±20% Modifier)	To further align payouts with stockholder returns relative to peers and ensure that payouts reflect stockholder experience

While the Co-CEO Special PSU grant has the same performance measures as the annual PSU awards made in March 2025, the Committee established significantly higher targets for the Co-CEOs to earn any of these PSUs.
The threshold, target, and maximum PSU vesting for the Co-CEO Special PSU grant are set forth below and reflect an emphasis on strongly incentivizing achievement above target while rewarding substantial efforts towards the target.
Adjusted EBITDA(1) for Co-CEO Special PSU Grant

Performance Level	Adjusted EBITDA Performance Relative to Goal (% of target)	Vesting / Payout (% of target)
Threshold	87.5%	50%
Target	100%	100%
Maximum	137.5%	200%

(1)
Adjusted EBITDA for purposes of the Co-CEO Special PSU Grant is defined as the Company’s earnings (loss) before interest, taxes, depreciation and amortization, subject to certain other adjustments made with respect to non-cash, extraordinary, unusual or infrequently occurring events (provided that, for the avoidance of doubt, profit from acquired companies will count towards Adjusted EBITDA goal achievement).

Free Cash Flow(1) for Co-CEO Special PSU Grant

Performance Level	Free Cash Flow Performance Relative to Goal (% of target)	Vesting / Payout (% of target)
Threshold	75%	50%
Target	100%	100%
Maximum	150%	200%

(1)
Free Cash Flow for purposes of the Co-CEO Special PSU Grant is a non-GAAP financial measure defined as the Company’s Operating Cash Flow less Capital Expenditures and depreciation related to aircraft and vehicles, but excluding any Capital Expenditures related to the same.

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In establishing these rigorous performance levels, the Committee sought to establish a standard that would require meaningful outperformance during the performance period, under which the target payout would only be earned for strong execution, and the maximum payouts would be achievable only for exceptional achievement.
The Committee adopted the same payout curve methodology for the Co-CEO Special PSU grant as it applied for the annual PSUs awarded in March 2025.The Committee established that if Adjusted EBITDA or Free Cash Flow achievement was between target and maximum, the applicable payout percentage would be calculated using straight-line interpolation between target and actual performance. However, if performance fell between threshold and target, the applicable payout percentage would be at threshold, which underscored the importance of achieving target performance.
Unlike the annual PSU grant, under the Co-CEO Special PSU grant, the number of Adjusted EBITDA and Free Cash Flow PSUs earned, if any, are each subject to a relative TSR modifier. Strong performance, as measured by the other two metrics, is fully rewarded only if it also results in above-median stockholder returns. TSR ties Co-CEO compensation to stockholder value creation and aligns the interests and experience of the Co-CEOs with those of the Company and its stockholders. Relative TSR filters out macroeconomic and other factors that are not within management’s control. The relative TSR modifier for the Co-CEO Special PSU grant decreases or increases the average earning percentage by up to 20%.
Under the relative TSR modifier, the initial number of PSUs earned is multiplied by the relative TSR modifier, which is based on our relative TSR performance for the three-year period as set forth below. The Company’s TSR is ranked relative to the companies in our May 2025 peer group. The Committee believes that this peer group is an appropriate comparator group that is broadly representative in terms of its size, industry, geographic footprint, and employee base. The product of (1) the initial number of PSUs earned and (2) the relative TSR modifier is multiplied by the target number of PSUs granted to determine the final number of PSUs earned by each Co-CEO.
The modifier can result in a positive or negative modifier, or may not have an impact, as shown in the following table:

Relative TSR Performance vs. Peer Group	TSR Percentile Ranking	TSR Modifier Applied to Initial PSU Outcome	Resulting Payout Effect on Co- CEO Special PSUs Vested
Below Threshold	Below 25th percentile	0.80x (80%)	20% reduction in calculated payout
Target Range	25th to 75th percentile (inclusive)	1.00x (100%)	No change to calculated payout
Above Target	Above 75th percentile	1.20x (120%)	20% increase in calculated payout

The Committee capped the maximum number of Adjusted EBITDA PSUs and/or Free Cash Flow PSUs that could be earned under the Co-CEO Special PSU grant. Thus, the number of Adjusted EBITDA PSUs and the number of Free Cash Flow PSUs that can be earned are capped at the maximum 200% of target, even if the TSR modifier resulted in a 20% increase in the payout.
Earnout PSUs
In addition to the Co-CEO Special PSU grants, the Co-CEOs were each awarded PSUs with a target grant-date value of $500,000, resulting in an award of 118,572 PSUs, that may vest based on the Adjusted EBITDA of the Company’s former Passenger Segment, now operating as the Blade Urban Air Mobility subsidiary of Joby Aviation, during the one-year period following the sale of the Passenger Segment. We refer to these PSUs as the “Earnout PSUs.”
The Committee used this metric to motivate the Co-CEOs to take steps to ensure the success of the sold business because the achievement of certain EBITDA levels by the Blade Urban Air Mobility subsidiary of Joby Aviation would result in earn out payments to the Company in the year following the sale under the

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terms specified in the Joby Purchase Agreement, which benefits Strata stockholders. We refer to this payment to the Company as the “Achieved Adjusted EBITDA Earn-Out Payment.” The realization of the Achieved Adjusted EBITDA Earn-Out Payment is further based on key employees of the divested Passenger Segment remaining employed with Joby Aviation or its affiliates.
The percentage of Earnout PSUs that the Co-CEOs could earn is as follows:

Performance Level	Payout (% of Target Number of Earnout PSUs)
Minimum	0%
50% of Target	50%
Target	100%
Maximum	150%

The Committee established that the applicable payout percentage for the number of Earnout PSUs will be determined using straight-line interpolation between hurdles.
In approving the Earnout PSUs, the Committee considered:
•	the complexity and strategic importance of the sale of the Passenger Segment;
•	the extraordinary workload and responsibilities assumed by the Co-CEOs during the transaction process; and
•	the benefits to the Company and its stockholders if the Adjusted EBITDA hurdles are achieved at the 50%, target, and maximum levels.
Mr. Cohen Transaction Award
In connection with Mr. Cohen’s considerable efforts, including the significant additional time and effort he was required to devote as part of the effort to negotiate, structure, and close the sale of the Passenger Segment, the Committee approved a one-time transaction-related incentive award, with the award effective upon the closing of the sale of the Passenger Segment on August 29, 2025.
Mr. Cohen’s award had a target value of $100,000. Half of the award was made in the form of RSUs that vested at the closing of the transaction.
The remaining half of Mr. Cohen’s transaction incentive is payable in cash and will vest, if at all, upon the Company’s receipt of the Achieved Adjusted EBITDA Earn-Out Payment. However, to the extent that the Achieved Adjusted EBITDA Earn-Out Payment is less than a specified amount, the amount of cash that Mr. Cohen will receive will be determined using linear interpolation between the performance hurdles specified in the Joby Purchase Agreement.
Mr. Wiesenthal Transition and Transaction Award
In connection with the sale of the Passenger Segment, as described above, the Company entered into a Transition and Transaction Bonus Agreement, dated August 1, 2025 (the “Transition Agreement”), with Mr. Wiesenthal.
The Transition Agreement was a critical part of the sale of the Passenger Segment, as it recognized Mr. Wiesenthal’s role as the founder of Blade Urban Air Mobility and CEO of the Company. In that role, Mr. Wiesenthal was the senior executive who led the Company through the decision to sell the Passenger Segment to Joby Aviation, and the parallel decision to pivot the remaining business – which became Strata – to a pure-play medical logistics company.
As part of the transaction, Mr. Wiesenthal agreed to join Joby Aviation after closing as the CEO of “Blade Urban Air Mobility” within Joby Aviation, thereby running the acquired Passenger Segment as a Joby Aviation subsidiary. At the same time, he agreed to serve as Non-Executive Chairman of the Board of Strata. In essence, he created a structure that, with Board oversight, established a leadership succession plan for Strata while remaining involved as Non-Executive Chairman of the Board and moving over to Joby

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Aviation to lead the Blade Urban Air Mobility subsidiary. Through his actions, he created a win-win for Strata, under which Strata has preferred access to Joby Aviation’s aircraft for medical missions, and under which the successful financial performance of Joby Aviation’s newly-created Blade Urban Air Mobility subsidiary could provide additional benefits to Strata through contingent earn-out payments.
In recognition of the negotiation and execution of the transaction, the Transition Agreement with Mr. Wiesenthal provided for a transaction bonus and a restructuring of his outstanding equity awards upon his transition from CEO to Non-Executive Chairman of the Company.
Transaction Bonus
Following the closing of the sale of the Passenger Segment, Mr. Wiesenthal became eligible to receive a cash transaction bonus totaling $3,750,000, of which:
•	$750,000 was paid within 30 days following the closing of the sale of the Passenger Segment; and
•	$3,000,000 is being paid in equal monthly installments over the 36 months following the Closing, subject to his complying with applicable restrictive covenants and other conditions.
If Mr. Wiesenthal’s employment with Joby Aviation or its affiliates is terminated without “Cause” or he resigns for “Good Reason” (each as defined in the Transition Agreement), he will continue to receive any unpaid installments of the $3 million bonus, subject to his continued compliance with applicable restrictive covenants. Mr. Wiesenthal’s right to any further installments will cease if, as a member of the Strata Board, he engages in conduct that constitutes “Director Cause” (as defined in the Transition Agreement).
Treatment of Mr. Wiesenthal’s Equity under the Transition Agreement
On the date that the Company sold the Passenger Segment, Mr. Wiesenthal had outstanding PSUs and RSUs.
Under the Transition Agreement, all of these outstanding equity awards were converted to either “Earnout PSUs” or “Time Awards,” all of which are subject to Mr. Wiesenthal’s continued service with Joby Aviation for a minimum period of time.
The converted equity awards were designed to incent Mr. Wiesenthal to continue to provide services to Joby Aviation or its affiliates for at least an 18-month period following the sale of the Passenger Segment. The agreement for the sale of the Passenger Segment provides for up to $35 million of earnout amounts to be paid to Strata based on Joby Aviation corporate performance and retention metrics, and Mr. Wiesenthal’s continued service to Joby Aviation or its affiliates was viewed by all parties as critical toward achievement of these metrics. Therefore, the Board decided that it was in Strata’s best interest to ensure that Mr. Wiesenthal was incentivized to provide services to Joby Aviation or its affiliates for this critical 18-month period.
While the form of the equity awards changed under the Transition Agreement, the target number of Mr. Wiesenthal’s full-value equity awards remains unchanged as a result of the sale of the Passenger Segment.
Earnout PSUs
The Transition Agreement provided that a portion of Mr. Wiesenthal’s outstanding PSUs with a value of $3 million based on the Company’s closing stock price on August 29, 2025, were converted to “Earnout PSUs.” Vesting of any level of the Earnout PSUs requires that Mr. Wiesenthal remain employed by Joby Aviation or its affiliates until the 18-month anniversary of the sale of the Passenger Segment. As with the Co-CEOs’ Earnout PSUs, Mr. Wiesenthal’s Earnout PSUs will vest based on the Achieved Adjusted EBITDA Earn-Out, over the same time period and using the same performance standards as set forth for the Co-CEOs as shown in the table on page 44 above.

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However, if (1) the Company’s stock price on the 18-month anniversary of the sale of the Passenger Segment (based on a 10-day volume-weighted average price) is higher than the Company’s stock price on the date of the sale of the Passenger Segment on August 29, 2025, and (2) the performance goal required for 100% vesting of the Earnout PSUs at target is not achieved, then a portion of Wiesenthal’s Earnout PSUs (known as “Retained Earnout PSUs”) will vest assuming Mr. Wiesenthal’s continued service to Joby Aviation or its affiliates for an 18-month period. In this case, the number of Earnout PSUs to be forfeited will be adjusted based on Strata’s share prices on August 29, 2025 and on the 18-month anniversary of that date, February 28, 2027, and the remaining Retained Earnout PSUs (after such adjustment) will vest and be settled at target performance levels.
This Retained Earnout PSU methodology was a crucial component of the broader sale of the Passenger Segment and Mr. Wiesenthal’s negotiated exit as the former CEO. This design ensured that Mr. Wiesenthal, who was exiting from the CEO role, had a payout that was tied to performance of the sold-off Passenger Segment and required Mr. Wiesenthal’s service, but protected him in the event of a “windfall forfeiture” if the Earnout PSUs did not perform at target while Strata’s stock increased in value.
Time Awards
The Transition Agreement reclassified Mr. Wiesenthal’s outstanding equity awards that were not converted to Earnout PSUs into “Time Awards” that are subject to additional vesting conditions, including being contingent on Mr. Wiesenthal’s continued service with Joby Aviation or its affiliates for 18 months following the sale of the Passenger Segment.
Flight Credits
The Transition Agreement provided Mr. Wiesenthal with an aggregate of $375,000 of flight credits on the Passenger Segment, with the flight credits recorded as a liability of the Passenger Segment immediately prior to the sale to Joby Aviation.
VIII. Other Compensation, Compensation Policies and Practices
Perquisites
The Board has approved a flight benefit policy for the Company’s Directors and NEOs (the “Flight Benefit Policy”) that allows the Company’s Directors and NEOs to use Company flights for personal travel up to a specified number of flight hours each year. Participants are responsible for all imputed income related to this benefit.
We do not provide any other perquisites or other personal benefits to our NEOs.
Agreements with Named Executive Officers
As a condition of employment, each of our NEOs has entered into our standard at-will employment, confidential information, invention assignment and arbitration agreement, which includes the following restrictive covenants: (i) perpetual confidentiality and non-disclosure; (ii) 12-month post-termination non-competition; (iii) 12-month post-termination non-solicitation of customers and non-interference with franchisees, joint ventures, suppliers, vendors, or contractors; and (iv) 12-month post-termination non-solicitation and no-hire of employees.
Ms. Tomkiel’s and Mr. Heyburn’s letter agreements with the Company, dated August 28, 2025, provide for their at-will employment as Co-CEOs and an annual base salary. Similarly, Mr. Cohen’s letter agreement with the Company, dated April 14, 2021, provides for his at-will employment and an annual base salary.
The Company entered into a letter agreement with Mr. Wunsch as of September 8, 2021, which was most recently amended by the Third Amendment to the letter agreement dated January 1, 2025. The letter agreement provides for Mr. Wunsch’s at-will employment as CEO of the Logistics segment, an annual base salary, and eligibility to participate in the 2025 STIP, the 2025 PSU and RSU grants described above, and eligibility for the commission payments described above.

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Severance Plan and Other Severance-Related Provisions
The Committee has adopted the Strata Critical Medical, Inc. Amended and Restated Change in Control Severance Plan (the “Severance Plan”) effective as of August 29, 2025. The Co-CEOs, Mr. Cohen, and Mr. Wunsch each participate in the Severance Plan. The Severance Plan covers terminations in connection with a change in control, as well as outside of the change in control context.
Upon a termination not in connection with a change in control, the applicable provisions of the Severance Plan and award agreements generally provide for a cash severance equal to a multiple of the base salary, equity vesting acceleration, and health benefit continuation commensurate with the participant’s role. The Co-CEO letter agreements also provide for the opportunity to continue to vest into unearned PSUs on a prorated basis following a termination without Cause or resignation for Good Reason, as further described below. For a change in control termination, the applicable provisions similarly provide for enhanced cash severance equal to a higher multiple of base salary, a payment equal to the participant’s target bonus prorated based on the number of days the participant was employed during the year in which the termination occurs, equity vesting acceleration, and health benefit continuation for a longer period of time.
In addition to the Severance Plan, the Co-CEO PSU awards, 2025 annual PSU awards, and 2024 annual PSU awards have severance protections including:
•
if the NEO’s employment is terminated before the end of the Performance Period for any reason other than by the Company for “Cause” or voluntarily by the participant without “Good Reason” after a Performance Measure was achieved but before the Committee certified the performance, then the PSUs will vest based on the extent to which the performance criteria applicable to the Performance Measure were achieved;

•
if there is a change in control during the Performance Period, the PSUs are not assumed by a successor or equivalent value provided, and the participant is employed on the effective date of the change in control, then the participant will become 100% vested in the then unvested PSUs at the target level of performance; and

•
if there is a change in control during the Performance Period, the PSUs are assumed by a successor and the NEO’s employment is involuntarily terminated without “Cause”, or by the NEO for “Good Reason”, then the NEO will become 100% vested in the then unvested PSUs at the target level of performance.

In addition, the Co-CEO letter agreements and the Co-CEO PSU awards provide that, if the employment of a Co-CEO is involuntarily terminated by the Company without “Cause” or voluntarily terminated by the Co-CEO for “Good Reason”, then any then-outstanding unvested PSUs or other performance-vesting equity awards granted by the Company to such Co-CEO will remain outstanding and will vest to the extent (if any) earned based on actual performance during the full performance period of the applicable award, on a pro-rated basis (rounded to the nearest whole number of shares), determined based on the ratio (not to exceed 100%) of (A) the sum of (x) the number of days such Co-CEO was employed during the portion of the applicable performance period ending on the date of such termination, and (y) 548 days to (B) the number of days in the applicable performance period.
Each applicable PSU award agreement defines the terms “Cause”, “Good Reason” and related terms with respect to the PSUs.
The Transition Agreement provides that Mr. Wiesenthal is not entitled to severance or termination benefits under the Severance Plan, under his employment agreement, or otherwise. However, if his employment with Joby Aviation or its affiliates is terminated without “Cause” or he resigns for “Good Reason”, each as defined in the Transition Agreement, he will continue to receive any unpaid installments under the transaction bonus, subject to his compliance with restrictive covenants. Those installments would stop if he was removed as a Company director for “Director Cause.” Similarly, if he is terminated by Joby Aviation without Cause or he resigns for Good Reason, he would nonetheless vest in the Time Awards, and he remains eligible to vest in the Earnout PSUs (or Retained Earnout PSUs in lieu thereof) if the conditions for earnout of the awards are satisfied as of February 28, 2027.

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Clawback Policy
We approved a clawback policy in compliance with the SEC’s and Nasdaq’s final rules. Our clawback policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.
Insider Trading Policy - Anti-Hedging and Anti-Pledging Policy
We have adopted an insider trading policy called the Strata Critical Medical, Inc. Policy Statement on Securities Trades by Company Officers, Directors and Employees (our “Insider Trading Policy”), a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. It governs transactions involving Company securities by our directors, officers, employees, and certain of their respective family members, households, and controlled entities.
Our Insider Trading policy expressly prohibits each of our directors, officers, and employees from engaging in any speculative trading or hedges, including a prohibition on selling short the Company’s equity securities or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.
Our Insider Trading Policy also prohibits our directors, officers, and employees and certain of their family members and members of their households from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.
In addition, regarding the Company’s trading in its own securities, it is the Company’s policy to comply with all applicable insider trading laws, rules and regulations and applicable listing standards. It is our general practice to have our General Counsel or her designee review in advance any plans for transactions involving Company securities to be undertaken by the Company.
We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.
Stock Ownership Guidelines
Our Board adopted stock ownership and retention guidelines for our executive officers and our non-employee directors in May 2022. We believe that stock ownership is an important tool to strengthen the alignment among our executive officers, directors, and our stockholders, and to demonstrate good corporate governance. Each executive officer or director has five years from the date the guidelines were adopted to comply with the ownership guidelines, and any new officer or director is expected to satisfy the guidelines within five years after becoming subject to the guidelines. Executive officers and directors are expected to remain in continuous compliance with the applicable ownership threshold once compliance has been achieved.

Leadership Position	Market Value of Shares
Co-Chief Executive Officers	5x annual base salary
Other Executive Officers	1x annual base salary
Non-Employee Directors	5x maximum potential annual cash retainer (excluding any committee retainers)

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Summary Compensation Table
The following table provides summary information concerning compensation earned by our NEOs for services rendered during FY2025 and FY2024, respectively.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total Compensation ($)
William A. Heyburn Co-Chief Executive Officer and Chief Financial Officer	2025	516,667	4,224,970	—	541,000	43,533	5,326,170
	2024	500,000	4,471,258	—	405,000	26,616	5,402,874
Melissa M. Tomkiel Co-Chief Executive Officer and General Counsel	2025	533,333	4,478,470	—	559,000	42,215	5,613,018
	2024	525,000	5,155,687	—	425,250	28,660	6,134,597
Amir M. Cohen(4) Chief Accounting Officer	2025	375,000	301,859	—	221,000	—	897,859
Scott M. Wunsch(5) CEO, Logistics	2025	347,692	1,579,288	—	444,679	37,223	2,408,882
Robert S. Wiesenthal Non-Executive Chairman of the Board and Former Chief Executive Officer	2025	500,000	2,281,530	—	688,000	1,582,601	5,052,131
	2024	750,000	7,947,374	—	810,000	49,071	9,556,445

(1)
Amounts shown reflect the combined grant date fair value of PSUs and RSUs awarded in 2025, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC Topic 718”). See Note 10 to our consolidated financial statements in our 2025 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of such awards. For PSUs, the grant date fair value is based on the probable outcome of the performance condition at the time of grant which is based on target performance achieved. Assuming the highest level of performance is achieved for each of the PSUs awarded in 2025, the value of the PSUs as of the grant date would be as follows: Mr. Heyburn, $7,104,145; Ms. Tomkiel, $7,442,567; Mr. Cohen, $333,885; Mr. Wunsch, $1,032,535; and Mr. Wiesenthal, $2,808,941. For Mr. Wiesenthal, effective as of September 2, 2025, his unvested RSUs and unvested PSUs were amended by the Company's Board of Directors to make them subject to additional performance-related vesting conditions, and recharacterized as Earnout PSUs and Time Awards as described in the Executive Compensation narrative. The Company determined that this restructuring of his awards was not within the scope of ASC Topic 718 and thus did not result in an incremental fair value includable in the Summary Compensation Table. For Mr. Wiesenthal, the amount included under Stock Awards includes an award of 40,607 RSUs, with a grant date fair value of $177,453, that was made upon his August 29, 2025 appointment as Non-Executive Chairman of the Board, which award was made in accordance the Company’s compensation program for nonemployee directors. The director RSU award to Mr. Wiesenthal was valued based on the 30-calendar day period leading up and including the date of the sale of the Passenger Segment to Joby Aviation on August 29, 2025.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent annual performance-based cash bonuses earned by the NEOs. In addition, for Mr. Wunsch, the amount shown includes $260,679 in cash commissions equal to a specified percentage of “Flight Profit” from certain new accounts that were awarded on account of 2025 performance.

(3)
For 2025, the amounts reported in the All Other Compensation column include: (1) the value of flight services utilized by the executive, which were are the amounts listed for Mr. Heyburn and Ms. Tomkiel, and $50,000 for Mr. Wiesenthal; (2) $7,836 in 401(k) matching contributions made by the Company on behalf of Mr. Wunsch; (3) a $27,600 housing allowance for Mr. Wunsch, as well as allowances for a health club membership and cell phone, each provided in accordance with his employment agreement, (4) pursuant to the Transition Agreement, for Mr. Wiesenthal, $74,268 in reimbursed legal fees, $1,083,333 of a Transaction Bonus paid in 2025, and a $375,000 flight credit.

(4)	Mr. Cohen became an NEO in 2025, and thus his compensation for 2024 is not reported.
(5)	Mr. Wunsch became an NEO in 2025, and thus his compensation for 2024 is not reported.

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Outstanding Equity Awards at December 31, 2025
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2025.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Rights That Have Not Vested (#)(2)	Market Value of Unearned Shares, Units or Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Rights That Have Not Vested ($)(3)
William A. Heyburn	11/8/2022(5)				229,081	1,101,880
	3/8/2024(6)						571,070	2,746,847
	3/20/2025(6)						542,910	2,611,397
	8/29/2025(7)						474,291	2,281,340
	8/29/2025(8)						118,572	570,331
Melissa M. Tomkiel	7/28/2020	276,960	$0.18	7/28/2030
	11/8/2022(5)				232,948	1,120,480
	3/8/2024(6)						658,928	3,169,444
	3/20/2025(6)						627,129	3,016,490
	8/29/2025(7)						474,291	2,281,340
	8/29/2025(8)						118,572	570,331
Amir Cohen	11/9/2022(5)				21,829	104,997
	3/8/2024(6)						131,785	633,886
	3/20/2025(6)						83,090	399,663
Scott M. Wunsch	12/14/2022(5)				3,653	17,571
	3/20/2023(9)				2,979	14,329
	3/8/2024(10)				65,021	312,751
	3/20/2025(6)						228,690	1,099,999
	3/20/2025(11)				228,690	1,099,999
	12/2/2025(12)				13,395	64,430
Robert S. Wiesenthal	11/16/2018	2,428,702	$0.18	11/28/2028
	8/29/2025(13)				40,607	195,320
	9/2/2025(14)						2,263,720	10,888,493
	9/2/2025(15)						686,499	3,302,060

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(1)	Amounts in this column reflect the number of options granted to our NEOs that had vested as of December 31, 2025.
(2)	Amounts in this column reflect the number of unvested RSUs that were subject to time-based vesting and that had not vested as of December 31, 2025.
(3)	Amounts in this column were calculated based on the closing price per share of our common stock on December 31, 2025, the last trading day of the year, which was $4.81.
(4)	Amounts in this column reflect the number of unvested equity awards that were subject to performance-based vesting conditions and that had not vested as of December 31, 2025.
(5)
One-quarter of these RSUs vest every three months from March 2026 to December 2026, with any remaining RSUs to vest on December 8, 2026, subject to the NEO’s continuous employment through each vesting date.

(6)
Reflects the number of PSUs that remain subject to performance-based vesting conditions as of December 31, 2025, which are eligible to be earned and vest based on achievement of Company performance measures over a performance period that ends December 31, 2027, subject to the NEO’s continuous employment.

(7)
Reflects the number of Co-CEO Special PSUs that remain subject to performance-based vesting conditions as of December 31, 2025, which are eligible to be earned and vest based on achievement of Company performance measures over a performance period that ends September 30, 2028, subject to the NEO’s continuous employment.

(8)
Reflects the number of Earnout PSUs that remain subject to performance-based vesting conditions as of December 31, 2025, which are eligible to be earned and vest based on achievement of specified performance measures over a one-year performance period from September 1, 2025 to August 31, 2026, subject to the NEO’s continuous employment.

(9)	One-fifth of these RSUs vest every three months from March 2026 to March 2027, subject to the NEO’s continuous employment through each vesting date.
(10)	These RSUs vest on December 8, 2026, subject to the NEO’s continuous employment through the vesting date.
(11)	These RSUs vest on March 8, 2028, subject to the NEO’s continuous employment through the vesting date.
(12)	These RSUs vest on March 8, 2026, subject to the NEO's continuous employment through the vesting date.
(13)	These RSUs vest on the date of the Company's 2026 Annual Meeting of Stockholders.
(14)
Reflects the number of Time Awards that remain subject to performance-based vesting conditions as of December 31, 2025, which are eligible to be earned and vest contingent upon the Company receiving the portion of the retention earn out payment under the Purchase Agreement that is solely contingent on Mr. Wiesenthal’s continued service with Joby Aviation or its affiliates for 18 months following the divestiture of the Passenger Segment.

(15)
Reflects the number of Earnout PSUs that remain subject to performance-based vesting conditions as of December 31, 2025, which are eligible to be earned and vest based on achievement of specified performance measures.

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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding “compensation actually paid” (as defined by such rules) for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

Year	Summary Compensation Table Total for First PEO(1) ($)	Summary Compensation Table Total for Second PEO(1) ($)	Summary Compensation Table Total for Third PEO(1) ($)	Compensation Actually Paid to First PEO(1)(2)(3) ($)	Compensation Actually Paid to Second PEO(1)(2)(3) ($)	Compensation Actually Paid to Third PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on: TSR ($)(4)	Net Income ($ Thousands)
2025	5,052,131	5,613,018	5,326,170	6,026,776	4,098,415	3,674,628	1,653,371	1,711,554	134.36	41,347
2024	9,556,445	—	—	4,323,654	—	—	5,768,736	2,391,457	118.72	(27,307)
2023	1,719,791	—	—	1,504,455	—	—	957,760	877,651	98.60	(56,076)

(1)
Robert Wiesenthal was our PEO until August 2025. Melissa M. Tomkiel and William A. Heyburn were our PEO 2 and PEO 3, respectively, since August 2025. The individuals comprising the Non-PEO NEOs for 2023 and 2024 were Melissa M. Tomkiel and William A. Heyburn. The individuals comprising the Non-PEO NEOs for 2025 were Amir Cohen and Scott Wunsch.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the First PEO, Second PEO, Third PEO, and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Less Grant Date Fair Value of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table for the applicable year.

Year	Summary Compensation Table Total for First PEO ($)	Less Grant Date Fair Value of Stock Awards for First PEO ($)	Equity Award Adjustments for First PEO(a) ($)	Compensation Actually Paid to First PEO ($)
2025	5,052,131	(2,281,530)	3,256,175	6,026,776

Year	Summary Compensation Table Total for Second PEO ($)	Less Grant Date Fair Value of Stock Awards for Second PEO ($)	Equity Award Adjustments for Second PEO(a) ($)	Compensation Actually Paid to Second PEO ($)
2025	5,613,018	(4,478,470)	2,963,867	4,098,415

Year	Summary Compensation Table Total for Third PEO ($)	Less Grant Date Fair Value of Stock Awards for Third PEO ($)	Equity Award Adjustments for Third PEO(a) ($)	Compensation Actually Paid to Third PEO ($)
2025	5,326,170	(4,224,970)	2,573,428	3,674,628

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Less Average Grant Date Fair Value of Stock Awards for Non-PEO NEOs ($)	Equity Award Adjustments for Non-PEO NEOs(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,653,371	(940,574)	998,757	1,711,554

a.
The amounts in Equity Award Adjustments column in the tables above include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair

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value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. During the periods presented, we did not sponsor a pension plan, pay dividends or have any other earnings paid on equity awards prior to the vesting date. The amounts deducted or added in calculating the equity award adjustments are set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO ($)	Total Equity Award Adjustments for First PEO ($)
2025	195,320	1,652,122	—	1,408,733	—	3,256,175

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Total Equity Award Adjustments for Second PEO ($)
2025	—	1,115,466	—	1,848,401	—	2,963,867

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Third PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Third PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Third PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Third PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Third PEO ($)	Total Equity Award Adjustments for Third PEO ($)
2025	—	981,964	—	1,591,464	—	2,573,428

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total Equity Award Adjustments for Non-PEO NEOs ($)
2025	582,215	124,675	104,735	187,132	—	998,757

(4)
Assumes $100 was invested in the Company for the period starting December 31, 2022, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs and the cumulative TSR over the three most recently completed fiscal years for the Company.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
7
6
5
4
3
2
1
0
1.5
0.9
4.3
2.4
6.0
4.1
3.7
1.7
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
-$100,000
-$200,000
Net Income ($ Thousands)
-56,076
-27,307
41,347
2023
2024
2025
Fiscal Year
Robert Wiesenthal Compensation Actually Paid
Melissa Tomkiel Compensation Actually Paid
William Heyburn Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Strata Critical Medical, Inc. Net Income

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Director Compensation
The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board. In connection with this assessment, our Compensation Committee and Board evaluate our non-employee director pay as well as total non-employee director pay relative to our peers and the market. The Compensation Committee considers advice from the Compensation Committee’s independent consultant, Aon, in connection with this evaluation when appropriate. Our Board reviews the Compensation Committee’s recommendations and then determines the amount of director compensation.
In August 2025, the Board approved the following compensation program for our non-employee directors, with the amounts shown payable from the date of the Company’s 2025 Annual Meeting of Stockholders or, for a director who joins the Company after the date of the 2025 Annual Meeting, prorated based on the date of the director’s appointment through the anniversary of the 2025 Annual Meeting.

Director Type	Compensation
Director	Restricted stock unit award of $150,000 and, at director’s election, $50,000 in either restricted stock unit award or cash
Board Chairperson and Lead Independent Director	At director’s election, $50,000 in either restricted stock unit award or cash
Audit Committee Chairperson	At director’s election, $20,000 in either restricted stock unit award or cash
Compensation Committee Chairperson	At director’s election, $15,000 in either restricted stock unit award or cash
Nominating and Corporate Governance Committee Chairperson	At director’s election, $10,000 in either restricted stock unit award or cash
Audit Committee Member	At director’s election, $10,000 in either restricted stock unit award or cash
Compensation Committee Member	At director’s election, $7,500 in restricted stock unit award or cash
Nominating and Corporate Governance Committee Member	At director’s election, $5,000 in either restricted stock unit award or cash

The annual RSUs awarded to our directors in 2025 generally become 100% vested on the date of our 2026 Annual Meeting of Stockholders, subject to the director’s continued service through such date. However, the RSUs awarded to each of Mr. Borthwick and Mr. Lerer in May 2025 were vested upon their resignation following the sale of the Passenger Segment to Joby Aviation.
Before 2025, pursuant to a Nomination Rights Agreement to which the Company was a party, Mr. Lauck did not receive compensation from the Company other than reimbursement of expenses incurred in connection with his service as a director and participation in the Company’s flight benefit policy on the same basis as the Company’s other directors. Following the expiration of the Nomination Rights Agreement, the Board approved Mr. Lauck’s first equity award. Accordingly, in May 2025, the Board granted Mr. Lauck RSUs with a target value of $150,000, scheduled to vest on the date of the Company’s 2026 Annual Meeting of Stockholders, subject to his continued service through such date. In addition, the Board approved a pro rata RSU award for Mr. Lauck’s service on the Board and Audit Committee from January through May 2025, which vested upon grant.
In December 2025, in connection with Mr. Cook joining the Board as a new director, the Board granted Mr. Cook RSUs with a target value of $150,000, scheduled to vest on the date of the Company’s 2027 Annual Meeting of Stockholders, subject to his continued service through such date.
In addition to the awards shown above, the Compensation Committee recommended, and the Board approved, an RSU award with a target value of $50,000 to Mr. Lauck for his role as Chairman of the

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Special Committee of the Board, which units vested immediately upon the sale of the Passenger Segment to Joby Aviation on August 29, 2025. Mr. Lauck’s service as Chairman of the Special Committee was critical in leading to the execution of the purchase agreement that resulted in the sale of the Passenger Segment to Joby Aviation.
Director cash payments generally vest in quarterly installments from May 6, 2025, which was the date of our 2025 Annual Meeting of Stockholders. However, for 2025, the Board awarded Mr. Lauck $2,500 for his service on the Audit Committee from May 6 to August 1, 2025, with that amount vesting on August 6, 2025, and $15,000 for his service as Chair of the Audit Committee from August 1, 2025, with one-third of that amount vesting every three months. Conversely, the Board awarded Mr. Philip $5,000 for his service as Chair of the Audit Committee from May 6 to August 1, 2025, with that amount vesting on August 6, 2025, and $7,500 for his service as a member of the Audit Committee from August 1, 2025, with one-third of that amount vesting every three months.
The Company provides certain flight benefits to its non-employee directors, as described below. Each director is responsible for all imputed income related to their flight benefits.
The Blade Air Mobility, Inc. Flight Benefit Policy for the Board of Directors in effect from January 1, 2025 to September 1, 2025 generally provided that non-employee directors were eligible for up to $25,000 in personal travel on Company flights during each calendar year, and such directors were permitted to carry over up to $12,500 of their unused, expiring flight allowance from 2024. Effective September 1, 2025, the Company adopted a new Flight Benefit Policy for the Board of Directors and NEOs, as amended and restated effective September 1, 2025 (the “New Flight Benefit Policy”), under which directors may arrange up to 10 flight hours of personal travel at no charge on the Company’s network of owned, dedicated and contracted aircraft during each calendar year. Under the New Flight Benefit Policy, the annual flight allowance expires on December 31 of each year, although, upon request, a director may extend the expiration of up to five unused, expiring flight hours for an additional year.
Prior to the sale of the Passenger Segment, each non-employee director was provided a choice between two alternatives with respect to their flight benefits. A director could elect to receive a one-time $50,000 credit for Blade Urban Air Mobility, Inc. flights, which the Company would purchase from Blade Urban Air Mobility, Inc. on the director’s behalf and which was subject to Blade’s terms and conditions. Any independent director who elected this $50,000 flight credit will not be eligible to participate in the Company’s New Flight Benefit Policy until January 1, 2027. Each of Mr. Borthwick, Mr. Lerer, Mr. Love, and Ms. Lyne elected the one-time flight credit.
For FY2025, we paid the following compensation to our non-employee directors for their service on the Board. Each continuing director as of the annual meeting was awarded 35,534 RSUs for the base award shown in the table above, while any additional RSUs awarded were made pursuant to the directors’ prior election to receive such amounts instead of cash. Our directors are also reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings and are eligible to participate in the Flight Benefit Policy as described above.

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Mr. Wiesenthal’s compensation for 2025, including for his service as Non-Executive Chairman, is presented in the Summary Compensation Table.

Name(1)	Fees Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Eric Affeldt	112,500	134,319	—	246,819
John Borthwick	15,625	134,319	75,133	225,077
Will Cook	—	222,514	—	222,514
Andrew Lauck	32,500	408,897	42,695	484,092
Kenneth Lerer	14,375	134,319	103,023	251,717
Reginald Love	60,000	134,319	87,835	282,154
Susan Lyne	75,000	134,319	28,612	237,931
Edward Philip	75,000	134,319	46,030	255,349

(1)
Mr. Borthwick and Mr. Lerer resigned from the Board with the closing of the sale of the Passenger segment on August 29, 2025. Mr. Cook joined the Board on December 2, 2025. As of December 31, 2025, the non-employee directors held the following outstanding equity awards: (i) Mr. Affeldt, Mr. Love, Ms. Lyne, and Mr. Philip - 35,354 RSUs; (ii) Mr. Cook - 53,233 RSUs; and (iii) Mr. Lauck - 91,669 RSUs. Neither Mr. Borthwick nor Mr. Lerer had any outstanding equity awards as of December 31, 2025. Mr. Wiesenthal’s 2025 compensation, including for his service as Non-Executive Chairman, is reflected in the Summary Compensation Table, and his outstanding equity awards are reflected in the Outstanding Equity Awards at December 31, 2025 table.

(2)
Amounts shown reflect the grant date fair value of restricted stock units awarded, as calculated under ASC Topic 718, excluding the effect of estimated forfeitures. Amounts in this column reflect the market value of the RSUs using the closing price of a share of our common stock as reported on Nasdaq on the date of grant multiplied by the number of shares underlying each award. The number of RSUs that were awarded to directors in 2025 was calculated by dividing the intended award value by the average closing price of the Company’s common stock as follows: (1) for awards made following the 2025 Annual Meeting, during the 30-calendar day period leading up to and including May 2, 2025; (2) for the awards made to Mr. Lauck for his role as Chairman of the Special Committee of the Board, the 30-calendar day period leading up and including to the date of the execution of the Joby Purchase Agreement, which was August 1, 2025; and (3) for the award made to Mr. Cook, the 30-day calendar period leading up to and including December 2, 2025. All director RSUs are settled in shares of our common stock upon vesting.

(3)
Amounts shown represent the value of personal use of Company air and car transportation services. For Mr. Borthwick, Mr. Lerer, Mr. Love, and Ms. Lyne, the amounts further include a $50,000 flight credit for flights, awarded effective upon the sale of the Passenger Segment, which flight credits Mr. Borthwick and Mr. Lerer were permitted to retain following their resignations on August 29, 2025.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our equity compensation plans as of December 31, 2025. All outstanding awards relate to our common stock.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity compensation plans approved by security holders	14,583,569	$0.19	10,263,172
Equity compensation plans not approved by security holders	—	—	—
Total	14,583,569	$0.19	10,263,172

(1)
Consists of (a) 2,763,271 RSUs and 8,924,090 PSUs issued under the 2021 Plan and (b) 2,896,208 vested stock options issued under the 2015 Plan. No new awards can be made under the 2015 Plan following the adoption of the 2021 Plan. Our PSUs are subject to certain performance-based vesting conditions, and the number of PSUs included in the table above reflects the maximum number of PSUs that may be issued if all applicable performance-based vesting conditions are satisfied.

(2)
The maximum number of shares of our common stock that can be made available for awards under the 2021 Plan (the “Absolute Share Limit”) automatically increases on the first day of each fiscal year by the lesser of (a) 4,653,484 shares of common stock, (b) 5% of the total number of shares of common stock outstanding on the last year of the immediately preceding fiscal year and (c) a lower number of shares of common stock as determined by our Board of Directors. The Absolute Share Limit is also automatically increased by any shares of common stock underlying awards outstanding under the 2015 Plan that, on or after the effective date of the 2021 Plan, expire or are canceled, forfeited, terminated, settled in cash, or otherwise settled without issuance to the holder.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to Strata regarding the beneficial ownership of Class A common stock as of March 31, 2026 by:
•	each person who is known by Strata to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of Class A common stock;
•	each current director of Strata and each nominee for director of Strata;
•	each of our executive officers named in the “Summary Compensation Table”; and
•	all current directors, director nominees, named executive officers, and current executive officers as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 86,446,690 shares of our common stock issued and outstanding as of March 31, 2026. Except as specified below, the table below excludes an aggregate of 16,775,892 shares of our common stock issuable upon the exercise of any vested Strata options or the exercise of Strata warrants.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A common stock.

Name of Beneficial Owners(1)	Number of Shares of Class A Common Stock Beneficially Owned(2)	Percentage of Outstanding Class A Common Stock
5% Stockholders:
Steele ExpCo Holdings, LLC(3)	12,423,000	13.7%
ARK Investment Management LLC(4)	6,404,585	7.4%
Third Point LLC(5)	5,000,000	5.8%
BlackRock, Inc.(6)	4,384,945	5.1%
Executive Officers and Directors:
Eric Affeldt(7)	931,214	1.1%
Will Cook(8)	20,076	*%
Andrew Lauck(9)	135,642	*%
Reginald Love(10)	113,897	*%
Susan Lyne(11)	187,185	*%
Edward Philip(12)	234,165	*%
Robert S. Wiesenthal(13)	7,704,364	8.7%
William A. Heyburn(14)	1,164,963	1.3%
Melissa M. Tomkiel(15)	1,439,279	1.7%
Amir Cohen(16)	93,336	*%
Scott Wunsch(17)	602,607	*%
All directors and executive officers as a group (12 individuals)(18)	13,828,835	15.5%

*	Indicates less than 1 percent.
(1)	Unless otherwise noted, the business address for each executive officer and director of Strata is 666 Third Avenue, 25th Floor, New York, NY 10017.
(2)
The beneficial ownership of Strata as of March 31, 2026 is based on shares of Class A common stock outstanding as of such date plus, with respect to each beneficial owner, the number of shares of Class A common stock such person had the right to acquire within 60 days of March 31, 2026.

(3)
Solely based on information in a Schedule 13G/A filed with the SEC on February 9, 2023 by Steele ExpCo Holdings, LLC, KSL Capital Partners V GP, LLC and Eric Charles Resnick. The Schedule 13G/A indicates that as of December 31, 2022, Steele ExpCo Holdings, LLC directly held 7,923,000 shares of Class A common stock and Private Placement Warrants exercisable

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for 4,500,000 shares of Class A common stock. KSL Capital Partners V GP, LLC is the managing member of Steele ExpCo Holdings, LLC. Mr. Resnick is the managing member of KSL Capital Partners V GP, LLC. As such, KSL Capital Partners V GP, LLC and Mr. Resnick may be deemed to have or share voting and dispositive power of the securities held directly by Steele ExpCo Holdings, LLC. Mr. Resnick disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in such shares, directly or indirectly. The address for each entity is c/o KSL Capital Partners, 100 St. Paul Street, Suite 800, Denver, CO 80206.
(4)
Solely based on information in a Schedule 13G/A filed with the SEC on November 4, 2025 by ARK Investment Management LLC and Catherine D. Wood. The Schedule 13G/A indicates that as of September 30, 2025, ARK Investment Management LLC was the beneficial owner of 6,404,585 shares of Class A common stock, with sole voting power and dispositive power as to all such shares. ARK Investment Management LLC’s address is 200 Central Avenue, St. Petersburg, FL 33701.

(5)
Solely based on information in a Schedule 13G/A filed with the SEC on November 14, 2025 by Third Point LLC and Daniel S. Loeb. The Schedule 13G/A indicates that as of September 30, 2025, Third Point LLC was the beneficial owner of 5,000,000 shares of Class A common stock, with sole voting power and dispositive power as to all such shares. Third Point LLC’s address is 55 Hudson Yards, New York, NY 10001.

(6)
Solely based on information in a Schedule 13G filed with the SEC on January 21, 2026 by BlackRock, Inc. The Schedule 13G indicates that as of December 31, 2025, BlackRock, Inc. was the beneficial owner of 4,384,945 shares of Class A common stock, with sole voting power with respect to 4,316,388 shares of Class A common stock and sole dispositive power with respect to 4,384,945 shares of Class A common stock. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

(7)
Interests shown consist of 130,430 shares of Class A common stock held directly by Mr. Affeldt, 415,250 shares of Class A common stock held directly by the Eric L Affeldt Living Trust, for which Mr. Affeldt serves as the trustee, 35,534 restricted stock units that will vest within 60 days of March 31, 2026, and Private Placement Warrants exercisable for 350,000 shares of Class A common stock held directly by the Eric L Affeldt Living Trust.

(8)	Interests shown consist of 20,076 restricted stock units that will vest within 60 days of March 31, 2026.
(9)	Interests shown consist of 43,973 shares of Class A common stock held and 91,669 restricted stock units that will vest within 60 days of March 31, 2026
(10)	Interests shown consist of 78,363 shares of Class A common stock held and 35,534 restricted stock units that will vest within 60 days of March 31, 2026.
(11)	Interests shown consist of 151,651 shares of Class A common stock held and 35,534 restricted stock units that will vest within 60 days of March 31, 2026.
(12)	Interests shown consist of 198,631 shares of Class A common stock held and 35,534 restricted stock units that will vest within 60 days of March 31, 2026.
(13)
Interests shown consist of 5,235,055 shares of Class A common stock held, 40,607 restricted stock units that will vest within 60 days of March 31, 2026, and 2,428,702 shares of Class A common stock issuable upon the exercise of vested Strata options.

(14)	Interests shown consist of 1,164,963 shares of Class A common stock held.
(15)	Interests shown consist of 1,439,279 shares of Class A common stock held.
(16)	Interests shown consist of 93,336 shares of Class A common stock held.
(17)	Interests shown consist of 602,607 shares of Class A common stock held.
(18)
Interests shown consist of 10,755,645 shares of Class A common stock held, 2,428,702 shares of Class A common stock issuable upon the exercise of vested Strata options, 294,488 restricted stock units that will vest within 60 days of March 31, 2026, and Private Placement Warrants exercisable for 350,000 shares of Class A common stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Strata Related Party Transactions
Investor Rights Agreement
In December 2020, in connection with the execution of the Merger Agreement, EIC entered into the Investor Rights Agreement with Experience Sponsor LLC, one of EIC’s significant investors at such time, and certain stockholders of OldCo, including Robert Wiesenthal and other current and former executive officers of the Company.
The Investor Rights Agreement provides that the Board will nominate a number of Sponsor Directors such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of the Company will be equal to: (a) if the Sponsor (or its permitted transferees) continues to beneficially own at least 50% of the shares of our common stock beneficially owned by the Sponsor at the closing of the EIC Merger, two-sevenths of the total number of directors, rounding up to the nearest whole number, and (b) if the Sponsor (or its permitted transferees) continues to beneficially own at least 25% (but less than 50%) of the shares of our common stock beneficially owned by the Sponsor at the closing of the EIC Merger, one-seventh of the total number of directors, rounding up to the nearest whole number. Once the Sponsor’s ownership falls below an applicable ownership threshold, any then-serving Sponsor Directors in excess of the number of Sponsor Directors that the Sponsor is then entitled to designate shall promptly tender his or her resignation for the consideration of the Board. We have also agreed to take all actions (to the extent such actions are not prohibited by applicable law and within our control) to cause our Chief Executive Officer to serve as a director of the Board.
In addition, the Investor Rights Agreement provides that the Company will provide each of the Sponsor and Robert Wiesenthal “demand” registration rights and to provide to certain other parties customary “piggyback” registration rights on registered offerings of equity securities of the Company and certain other registration rights, subject to customary cut-back provisions. The Investor Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended. Additionally, following certain underwritten offerings of the Company’s equity securities, certain of the parties to the Investor Rights Agreement will also agree to a customary market stand-off period not to exceed 90 days.
Pursuant to the Investor Rights Agreement, the Company filed a shelf registration statement in 2022 in respect of the equity securities held by certain parties to the Investor Rights Agreement and will use reasonable best efforts to maintain or, in the event it ceases to be effective, replace such shelf registration statement until such parties have sold all eligible equity securities of the Company beneficially owned by such parties as of May 7, 2021.
Furthermore, the Investor Rights Agreement contains certain restrictions on the disposal or transfer of our common stock and warrants by the parties thereto, all of which restrictions had lapsed by June 2022.
Agreements with Joby Aviation
On August 29, 2025, we completed the sale of our Passenger Segment to Joby Aero, Inc. (“Joby Buyer”) pursuant to an Equity Purchase Agreement, dated as of August 1, 2025 (the “Joby Purchase Agreement”), among the Company, Blade Urban Air Mobility, LLC (f/k/a Blade Urban Air Mobility, Inc.), Joby Aviation, Inc. (“Joby Aviation”) and Joby Buyer, a wholly owned subsidiary of Joby Aviation under the Joby Purchase Agreement. The Company may receive up to an additional $35.0 million in consideration upon the satisfaction of certain employee retention and financial performance targets during the 18 and 12 months, respectively, following the closing of this sale, as well as the release of up to $10.0 million in indemnity holdbacks. Since the sale of the Passenger Segment to the Joby Buyer, Mr. Wiesenthal, the Non-Executive Chairman of our Board and our Chief Executive Officer until the sale of the Passenger Segment, has remained the Chief Executive Officer of Blade Urban Air Mobility, LLC.

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As contemplated by the Joby Purchase Agreement, on August 29, 2025, the Company entered into each of the agreements ancillary to the Joby Purchase Agreement. These included a restrictive covenant agreement between the Company and Joby Aviation (the “Restrictive Covenant Agreement”) pursuant to which the Company agreed to certain non-solicitation and non-compete obligations that restrict its ability to offer short distance or jet charter services for a period of eight and three years, respectively, and a commercial agreement (the “Commercial Agreement”) among the Company, Joby Aviation, and Joby Buyer pursuant to which Joby Buyer will have the right, but not the obligation, to provide certain medical transport services to the Company for a period of eight years from the closing of the transaction. During 2025, we paid the Joby Buyer an aggregate of approximately $92,300 in connection with services provided pursuant to the Commercial Agreement.
The Joby Purchase Agreement, together with each of its ancillary agreements, was approved by our Board upon the recommendation of a committee made up of independent directors.
Transition Agreement
In August 2025, in connection with the sale of the Passenger Segment, we entered into a Transition Agreement with Mr. Wiesenthal which governs certain compensatory matters as well as Mr. Wiesenthal’s right to serve as the Non-Executive Chairman of our Board. For more information about the compensatory aspects of the Transition Agreement, see “Executive Compensation” and for more information about Mr. Wiesenthal’s governance rights see “Corporate Governance—Director Nomination Rights—Transition Agreement.” The Transition Agreement was approved by our Board upon the recommendation of the Compensation Committee.
Keystone Purchase Agreement
On September 16, 2025, we entered into a Purchase and Sale Agreement (the “Keystone Purchase Agreement”) with Keystone Perfusion Services, LLC (“Keystone”), Louis Verdetto, the Chief Executive Officer of Keystone, and certain entities affiliated with Mr. Verdetto pursuant to which we acquired Keystone. Following the closing of the acquisition on September 16, 2025, Mr. Verdetto remained Chief Executive Officer of Keystone, becoming one of our executive officers. The aggregate consideration (including contingent consideration) payable in connection with the acquisition of Keystone consisted of (a) $124 million, subject to adjustment as set forth in the Keystone Purchase Agreement and (b) up to $23 million to be received upon the satisfaction of certain financial performance targets described in the Keystone Purchase Agreement during the twelve, twenty-four and thirty-six months, respectively, following the closing of the acquisition. The purchase price has been adjusted downward by approximately $3.3 million based on Keystone's 2025 adjusted EBITDA performance.
The Keystone Purchase Agreement was approved by our Board prior to Mr. Verdetto’s employment with the Company.
Related Party Transaction Policy
We have a written policy on transactions with related parties, which we refer to as our “related party policy.” Our related party policy defines “related parties” as:
•	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become a director;
•	any person who is known to beneficially own more than 5% of any class of our voting securities;
•	any immediate family member of the foregoing persons; and
•	any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position of in which such person has a 5% or greater beneficial ownership interest.
Our related party policy requires that all related parties must disclose to our General Counsel any transaction, arrangement, or relationship in which Strata (including any of our subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has, or

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will have a direct or indirect material interest. Our General Counsel will communicate that information to our Audit Committee for consideration. Our Audit Committee will consider all of the relevant facts and circumstances available, including, but not limited to (i) whether the transaction was undertaken in the ordinary course of business, (ii) whether the transaction includes terms comparable to those that could be obtained in an arm’s-length transaction, and (iii) the purpose and potential benefits to Strata of such transaction. Our related party policy provides that the Audit Committee will only approve those related party transactions that are in, or are not inconsistent with, the best interests of Strata and its stockholders. It is also our policy that any director with an interest in a related person transaction must recuse themselves from any vote on such transaction. Our related party policy further provides that no immediate family member of a director or executive officer shall be hired as an employee of Strata unless the employment arrangement is approved by the Audit Committee.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that, except as previously disclosed in the Company’s 2025 proxy statement, all reporting requirements for fiscal year 2025 were complied with by each person who at any time during the 2025 fiscal year was a director or an executive officer, except for a Form 5 that was filed late for Scott Wunsch to report a grant of restricted stock units awarded on March 20, 2025.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND FREQUENTLY ASKED QUESTIONS
Voting Instructions and Information
How do stockholders attend the Annual Meeting?
We will be hosting the 2026 Annual Meeting live via the internet on May 28, 2026 at 9:00 a.m. (Eastern Time). You will be able to attend the 2026 Annual Meeting, vote your shares electronically, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SRTA2026. You will be able to attend the 2026 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2026 Annual Meeting in person.
Appointing a proxy in response to this solicitation will not affect your right to attend the 2026 Annual Meeting and to vote during the 2026 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank, or other nominee), you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares of common stock voted.
The Annual Meeting webcast will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. (Eastern Time), and you should allow ample time for the check-in procedures.
Can I ask questions at the Annual Meeting?
Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website shortly after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. To promote fairness, efficient use of our resources and to ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder.
What matters will be presented?
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.
Are all of the Company’s directors standing for election at the 2026 Annual Meeting?
No, only Mr. Heyburn and Mr. Lauck of our Class II directors are standing for re-election at this time. Our Class III directors will stand for election at the 2027 Annual Meeting, and our Class I directors will stand for election at the 2028 Annual Meeting.
How do stockholders participate in the virtual meeting?
To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/SRTA2026. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

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Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?
The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection. A virtual meeting also saves Company and stockholder expenses associated with traveling to a meeting location and enables increased stockholder attendance and participation. As such, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders.
We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the board;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
What stockholders are entitled to vote?
You may vote if you owned shares of our common stock as of March 31, 2026, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 31, 2026, we had 86,446,690 shares of common stock outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be the stockholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the Annual Meeting.
Beneficial Owner Stockholders. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares during the live webcast of the Annual Meeting.
Who will tabulate the votes?
Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.

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How do I vote?
If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/SRTA2026 during the meeting.
If your common stock is held in your name, there are three ways for you to vote by proxy:
•	if you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;
•	call 1 800-690-6903; or
•	log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.
Telephone and internet proxy voting will close at 11:59 p.m. (Eastern Time) on May 27, 2026 (although you may also vote live at the Annual Meeting). Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:
•	FOR all of the nominees for director named in this Proxy Statement;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026; and
•	FOR the Say-on-Pay vote.
If your common stock is held in the name of your broker, bank, or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.
Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.
What happens if I do not vote? What is the effect of broker non-votes?
If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.
If (i) you are the beneficial owner of shares held in the name of a broker, trustee, or other nominee, (ii) you do not provide that broker, trustee, or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under the Nasdaq rules, brokers, trustees, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2026) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.
How is a quorum determined?
Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares that vote with respect to at least one proposal to be considered at the Annual Meeting, votes to “WITHHOLD” authority on the election of directors, and votes to “ABSTAIN,” broker votes, and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may

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be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
What vote levels are required to pass an item of business?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal 1	Elect Class II Directors	Plurality of Votes Cast for each Director Nominee	No
Proposal 2	Ratify of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Present and Entitled to Vote Thereon	Yes
Proposal 3	Advisory Vote on the Compensation of our Named Executive Officers (“Say-on-Pay” Vote)	Majority of Votes Present and Entitled to Vote Thereon	No

With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. The individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than two directors and stockholders may not cumulate votes in the election of directors.
With respect to Proposal 2, you may vote “FOR”, “AGAINST,” or “ABSTAIN”. If you vote to “ABSTAIN” on this matter, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum and have the same effect as a vote “AGAINST” this proposal. Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2026) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
With respect to Proposal 3, you may vote “FOR”, “AGAINST,” or “ABSTAIN”. If you vote to “ABSTAIN” on this matter, your shares will be counted as present and entitled to vote on that matter and so will have the same effect as a vote “AGAINST” this proposal.
What are the Board’s voting recommendations?
•	FOR the election of our board-nominated slate of directors (see Proposal 1);
•
FOR the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2026 (see Proposal 2); and

•	FOR the advisory Say-on-Pay vote (see Proposal 3).
Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.
Where can I find the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

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How do I revoke my proxy?
You can revoke your proxy if your common stock is held in your name by:
•
filing written notice of revocation before our Annual Meeting with our Co-Chief Executive Officer, General Counsel and Secretary, Melissa M. Tomkiel, at 666 Third Avenue, 25th Floor, New York, New York 10017;

•	signing a proxy bearing a later date and delivering it before our Annual Meeting; or
•	attending the live webcast and voting online during the Annual Meeting.
If your common stock is held in the name of your broker, bank, or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.
What are the costs of proxy solicitations?
Our Board solicits proxies on our behalf, and we will bear the expense of preparing, printing, and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone, or by facsimile transmission, without additional remuneration.
We will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where can stockholders find our corporate governance materials?
Current copies of our Board’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are published in the Governance Documents section of our investor relations website at ir.stratacritical.com/corporate-governance. We are not, however, including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.
Elimination of Paper and Duplicative Materials
Internet availability
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
Important Notice: Our 2026 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge on our investor relations website at ir.stratacritical.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at Strata Critical Medical, Inc., at 666 Third Avenue, 25th Floor, New York, NY 10017, or by email at investors@srta.com.

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Householding
Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks, or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (i) mail at Strata Critical Medical, Inc., Attention: Investor Relations, 666 Third Avenue, 25th Floor, New York, NY 10017, (ii) e-mail at investors@srta.com, or (iii) phone at 844-359-2523.You can also contact your broker, bank, or other nominee to make a similar request. If we did not household your proxy materials for the 2026 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone, or email as listed above.
No Incorporation by Reference
We are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement. Any inactive textual references to such websites are for convenience only.
Transfer Agent Information
Equiniti Trust Company, LLC (“Equiniti”), formerly known as American Stock Transfer & Trust Company, LLC, is the transfer agent for the common stock of Strata Critical Medical, Inc. Equiniti can be reached at (800) 937-5449 or via email at HelpAST@equiniti.com. You should contact Equiniti if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address. Equiniti can also be contacted via regular, registered, or overnight mail as follows:
Equiniti Trust Company, LLC
55 Challenger Road, 2nd Floor
Ridgefield Park, New Jersey 07660

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APPENDIX 1
Use of Non-GAAP Financial Information
Strata uses Adjusted EBITDA, European Adjusted EBITDA, and Medical Adjusted EBITDA, which are non-GAAP financial measures in this Proxy Statement. Strata believes that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, European Adjusted EBITDA, and Medical Adjusted EBITDA have each been reconciled to the nearest GAAP measure below.
RECONCILIATION OF NET INCOME FROM CONTINUING AND DISCONTINUED OPERATIONS TO
ADJUSTED EBITDA
(in thousands, unaudited)

Year Ended December 31, 2025
Net Income from Continuing and Discontinued Operations	$41,347
Keystone Net Income	(1,917)
Net Income from Continuing and Discontinued Operations Excluding Keystone	39,430
Gain on sale	(56,996)
Stock-based compensation	17,832
Depreciation and amortization	6,634
Realized loss from sales of short-term investments(1)	5,195
Legal and regulatory advocacy fees(2)	6,022
Change in fair value of warrant liabilities	(4,278)
Interest income	(4,110)
M&A transaction costs and integration of the acquired company(3)	2,088
Impairment of property and equipment	1,673
Change in fair value of assets and other liabilities	1,037
Realized gain on foreign currency upon settlement of sale	(836)
Reorganization and rebranding costs related to the sale of the Passenger Segment(4)	610
Income tax expense	432
Other	187
Adjusted EBITDA	$14,920

(1)	Consists of realized loss on the sale of securities of Joby Aviation received as consideration in the Passenger Segment divestiture.
(2)
Includes settlement costs and legal fees related to the Drulias class action lawsuit which the parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025 (see “— Legal and Environmental” within Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K). We consider this matter to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.

(3)
Consists of M&A transaction costs, including legal fees and professional fees related to financial, legal, and tax due diligence; and costs of integrating Keystone into a public company environment, including SOX compliance, preparation of standalone audited financial statements and pro forma financial information required for significant acquisitions (as defined by the SEC), enterprise resource planning migration, and software development costs to enhance Keystone’s internally developed software to meet internal control standards.

(4)
Consists of costs incurred in the process of decommissioning the Blade brand and introducing the Strata brand, including consultant fees, fleet rebranding, software application costs, as well as accounting fees associated with the carve-out and additional SEC filings required following the sale of the Passenger Segment.

A-1

RECONCILIATION OF EUROPEAN NET INCOME TO EUROPEAN ADJUSTED EBITDA
(in thousands, unaudited)

Year Ended December 31, 2025
European Net Income	$670
Depreciation and amortization	831
Adjustments to exclude impact of prior years estimates	(548)
Income tax expense	114
Reorganization and rebranding costs related to the sale of the Passenger business	38
Other	62
European Adjusted EBITDA	$1,167

RECONCILIATION OF MEDICAL NET INCOME TO MEDICAL ADJUSTED EBITDA
(in thousands, unaudited)

Year Ended December 31, 2025
Medical Net Income	$17,224
Depreciation and amortization	5,304
Interest income	(67)
Impairment of property and equipment	1,655
Other	(177)
Reorganization and rebranding costs related to the sale of the Passenger business(1)	170
Medical Adjusted EBITDA	$24,109

(1)	Consists of costs incurred in the process of decommissioning the Blade brand and introducing the Strata brand, including fleet rebranding.

A-2

STRATA CRITICAL
MEDICAL SOLUTIONS + LOGISTICS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/27/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to – **www.virtualshareholdermeeting.com/SRTA2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/27/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect Class II Directors for terms expiring in 2029.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) William A. Heyburn 02) Andrew Lauck

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratify Appointment of Independent Registered Public Accounting Firm for 2026 (Deloitte & Touche LLP).	▢	▢	▢
3. Advisory Vote on the Compensation of our Named Executive Officers.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000704219_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

STRATA CRITICAL MEDICAL, INC.
Annual Meeting of Shareholders
May 28, 2026 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned shareholder of Strata Critical Medical, Inc. (the "Company") hereby appoints Eric Affeldt and Robert Wiesenthal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on May 28, 2026, and any adjournment or postponement thereof. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/SRTA2026.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors' recommendations. The shares represented by this proxy card will be voted at the discretion of the proxies for any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

0000704219_2 R2.09.05.010

Continued and to be signed on reverse side